Exhibit 4.9

EXECUTION VERSION

CO-LENDER AGREEMENT

Dated as of December 9, 2022

by and among

NATIXIS REAL ESTATE CAPITAL LLC

(Note A-A-1 Holder)

MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION, AS MASTER SERVICER ON BEHALF OF WILMINGTON TRUST, NATIONAL ASSOCIATION, AS TRUSTEE FOR THE BENEFIT OF THE REGISTERED HOLDERS OF BBCMS MORTGAGE TRUST 2022-C16, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2022-C16

(Note A-A-2 Holder)

NATIXIS REAL ESTATE CAPITAL LLC

(Note A-A-3 Holder)

NATIXIS REAL ESTATE CAPITAL LLC

(Note A-A-4 Holder)

NATIXIS REAL ESTATE CAPITAL LLC

(Note A-A-5 Holder)

NATIXIS REAL ESTATE CAPITAL LLC

(Note A-A-6 Holder)

and

John Hancock Life Insurance Company (U.S.A.)

(Note A-B Holder)

70 Hudson Street, Jersey City, New Jersey

TABLE OF CONTENTS

i

THIS AMENDED AND RESTATED CO-LENDER AGREEMENT (the “Agreement”), dated as of December 9, 2022, by and among Natixis Real Estate Capital LLC (“Natixis”), having an address at 1251 Avenue of the Americas, New York, New York 10020 (in its capacity as the initial owner of Note A-A-1, the “Initial Note A-A-1 Holder”), Midland Loan Services, a Division of PNC Bank, National Association, as master servicer on behalf of Wilmington Trust, National Association, as trustee for the benefit of the registered holders of BBCMS Mortgage Trust 2022-C16, Commercial Mortgage Pass-Through Certificates, Series 2022-C16, having an address at 10851 Mastin Street, Suite 700, Overland Park, Texas 66210 (in its capacity as the initial owner of Note A-A-2, the “Initial Note A-A-2 Holder”), Natixis, having an address at 1251 Avenue of the Americas, New York, New York 10020 (in its capacity as the initial owner of Note A-A-3, the “Initial Note A-A-3 Holder”), Natixis, having an address at 1251 Avenue of the Americas, New York, New York 10020 (in its capacity as the initial owner of Note A-A-4, the “Initial Note A-A-4 Holder”), Natixis, having an address at 1251 Avenue of the Americas, New York, New York 10020 (in its capacity as the initial owner of Note A-A-5, the “Initial Note A-A-5 Holder”), Natixis, having an address at 1251 Avenue of the Americas, New York, New York 10020 (in its capacity as the initial owner of Note A-A-6, the “Initial Note A-A-6 Holder”), and John Hancock Life Insurance Company (U.S.A.), a Michigan corporation, having an address at 197 Clarendon Street, Boston, Massachusetts 02116 (in its capacity as the initial owner of Note A-B, the “Initial Note A-B Holder”, and, together with the Initial Note A-A-1 Holder, the Initial Note A-A-2 Holder, the Initial Note A-A-3 Holder, the Initial Note A-A-4 Holder, the Initial Note A-A-5 Holder and the Initial Note A-A-6 Holder, the “Initial Noteholders”).

W I T N E S S E T H:

WHEREAS, pursuant to the Loan Agreement (as defined herein) Natixis originated a certain loan (the “Mortgage Loan”) described on the schedule attached hereto as Exhibit A (the “Mortgage Loan Schedule”) to the mortgage loan borrower(s) described on the Mortgage Loan Schedule (the “Mortgage Loan Borrower”), which as of the date of the Original Agreement (as defined below) was evidenced by the following five promissory notes:

●	Promissory Note A-A-1 in the original principal amount of $48,000,000 (as amended, modified or supplemented, the “Original Note A-A-1”);
●	Promissory Note A-A-2 in the original principal amount of $48,000,000 (as amended, modified or supplemented, the “Note A-A-2”);
●	Promissory Note A-A-3 in the original principal amount of $12,000,000 (as amended, modified or supplemented, the “Note A-A-3”);
●	Promissory Note A-A-4 in the original principal amount of $12,000,000 (as amended, modified or supplemented, the “Note A-A-4”); and
●	Promissory Note A-B in the original principal amount of $76,950,000 (as amended, modified or supplemented, the “Note A-B”);

WHEREAS, NATIXIS REAL ESTATE CAPITAL LLC, as the Initial Note A-A-1 Holder (in its capacity as the initial owner of the Original Note A-A-1, the “Original Note A-A-1 Holder”, and in its capacity as the initial agent, the “Initial Agent”), Natixis Real Estate Capital LLC, as the Initial Note A-A-2 Holder, Natixis Real Estate Capital LLC, as the Initial Note A-A-3 Holder, Natixis Real Estate Capital LLC, as the Initial Note A-A-4 Holder, and Natixis Real Estate Capital LLC, as the Initial Note A-B Holder, entered into a co-lender agreement (the “Original Agreement”), dated as of June 13, 2022, to memorialize the terms under which the Original Note A-A-1 Holder, the Initial Note A-A-2 Holder, the Initial Note A-A-3 Holder, the Initial Note A-A-4 and the Initial Note A-B Holder would hold the Original Note A-A-1, Note A-A-2, Note A-A-3, Note A-A-4 and Note A-B, respectively;

WHEREAS, NATIXIS REAL ESTATE CAPITAL LLC, as the Original Note A-A-1 Holder (and pursuant to Section 41 of the Original Agreement), severed the Original Note A-A-1 into three component promissory notes (Replacement Note A-A-1, in the original principal amount of $36,000,000 (“Note A-A-1”), Replacement Note A-A-5, in the original principal amount of $6,000,000 (“Note A-A-5”), and Replacement Note A-A-6, in the original principal amount of $6,000,000 (“Note A-A-6”, together with Note A-A-1 and Note A-A-5, the Replacement Notes”) and replaced the Original Note A-A-1 with the Replacement Notes and caused the Mortgage Loan Borrower to execute the Replacement Notes, which Replacement Notes each have the same interest rate as the Original Note A-A-1. Note A-A-2, Note A-A-3, Note A-B and the Replacement Notes are collectively referred to herein as the “Notes”;

WHEREAS, the Notes are secured by a certain first deed of trust lien (as amended, modified or supplemented, the “Mortgage”) on one or more parcels of, or estates in, real property located as described on the Mortgage Loan Schedule (collectively, the “Mortgaged Property”);

WHEREAS, Natixis sold, transferred and assigned all of its right, title and interest in and to Note A-B to John Hancock Life Insurance Company (U.S.A), pursuant to a Note Purchase Agreement dated as of June 14, 2022, by and between Natixis Real Estate Capital LLC, as seller, and John Hancock Life Insurance Company (U.S.A.), as purchaser;

WHEREAS, Natixis sold, transferred and assigned all of its right, title and interest in and to Note A-A-2 to Barclays Commercial Mortgage Securities LLC (“BCMS”), as depositor, pursuant to a Mortgage Loan Purchase Agreement dated and effective as of June 28, 2022, by and between BCMS, as purchaser, and Natixis, as seller, and BCMS, as purchaser, transferred its right, title and interest in and to Note A-A-2 to Midland Loan Services, a Division of PNC Bank, National Association, as master servicer on behalf of Wilmington Trust, National Association, as trustee for the BBCMS 2022-C16 Mortgage Trust under a pooling and servicing agreement, dated and effective as of June 1, 2022 (the “BBCMS 2022-C16 PSA”), among BCMS, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, LNR Partners, LLC as special servicer, Park Bridge Lender Services LLC, as operating advisor and as asset representations reviewer and Computershare Trust Company, National Association, as certificate administrator (such sales, transfers and assignments, the “Note A-A-2 Securitization”);

2

WHEREAS, the Initial Note A-A-1 Holder intends to sell, transfer and assign all or a portion of its right, title and interest in and to Note A-A-1 to a depositor who will in turn transfer the same to a trust as part of the securitization of one or more mortgage loans;

WHEREAS, the Initial Noteholders desire to enter into this Agreement to (1) memorialize the terms under which they and their successors and assigns shall hold the Notes, and (2) amend, restate and supersede the terms of the Original Agreement;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto mutually agree as follows:

Section 1.                                   Definitions; Conflicts. References to a “Section”, “preamble” or the “recitals” are, unless otherwise specified, to a Section, preamble or the recitals of this Agreement. Capitalized terms used but not otherwise defined herein shall have the meaning assigned to such term or an analogous term in the Servicing Agreement. To the extent of any inconsistency between this Agreement and the Servicing Agreement, the terms of this Agreement shall control. Whenever used in this Agreement, the following terms shall have the respective meanings set forth below unless the context clearly requires otherwise.

“Acquiring Korean Trust” shall have the meaning assigned to such term in the definition of “Qualified Transferee.”

“Additional Servicing Expenses” shall mean (a) all property protection advances, fees and/or expenses related to the Mortgage Loan incurred by and reimbursable to any Servicer, Trustee, Operating Advisor or Certificate Administrator pursuant to the Servicing Agreement, and (b) all interest accrued on Advances made with respect to the Mortgage Loan by (x) any Servicer or Trustee in accordance with the terms of the Servicing Agreement or (y) any Non-Lead Servicer or Non-Lead Trustee in accordance with the terms of the Non-Lead Securitization Servicing Agreement; provided that: (i) the aggregate special servicing fee (which fee is payable solely during the period that the Mortgage Loan is specially serviced) shall not exceed 0.25% (subject to industry standard monthly floor amounts, if so provided in the Servicing Agreement), (ii) the special servicing liquidation fee (or equivalent) shall not exceed 1.00% of the collections made with respect to the Mortgage Loan or any sums received from proceeds from the disposition of the Mortgaged Property or the Mortgage Loan, as the case may be; and (iii) the special servicing workout fee (or equivalent) shall not exceed 1.00% of the collections made with respect to the Mortgage Loan while the Mortgage Loan is a performing or Corrected Mortgage Loan (or such other analogous term pursuant to the Servicing Agreement); and, provided further that the workout fee and the liquidation fee shall not be payable with respect to the same payment or with respect to the same period of time, or otherwise simultaneously or duplicatively.

“Advance Interest Amount” shall mean interest payable on Advances, as specified in the Servicing Agreement or the Non-Lead Securitization Servicing Agreement, as applicable.

“Advances” shall have the meaning assigned to such term or an analogous term in the Servicing Agreement or the Non-Lead Securitization Servicing Agreement, as applicable.

3

“Affiliate” shall mean, with respect to any specified Person, any other Person Controlling, Controlled by or under common Control with such specified Person.

“Agent” shall mean the Initial Agent or such Person to whom the Initial Agent shall delegate its duties hereunder, and from and after the Securitization Date shall mean the Master Servicer in its role as “Companion Paying Agent” (or equivalent term) under the Servicing Agreement.

“Agent Office” shall mean the designated office of the Agent in the State of New York, which office as of the date of this Agreement is located at Natixis Real Estate Capital LLC, 1251 Avenue of the Americas, New York, New York 10020, and which is the address to which notices to and correspondence with the Agent should be directed. The Agent may change the address of its designated office by notice to the Noteholders sent in accordance with this Agreement.

“Agreement” shall mean this Co-Lender Agreement, the exhibits and schedules hereto and all amendments hereof and supplements hereto.

“Appraisal” shall have the meaning assigned to such term or an analogous term in the Servicing Agreement.

“Appraisal Reduction Amount” shall have the meaning assigned to such term or an analogous term in the Servicing Agreement.

“Appraisal Review Period” shall have the meaning assigned to such term in Section 5(h)(ii).

“Appraised-Out Holder” shall have the meaning assigned to such term in Section 5(h)(i).

“Asset Status Report” shall have the meaning assigned to such term or an analogous term in the Servicing Agreement.

“Balloon Payment” shall have the meaning assigned to such term or an analogous term in the Servicing Agreement.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, as amended from time to time, any successor statute or rule promulgated thereto.

“Business Day” shall have the meaning assigned to such term in the Servicing Agreement.

“Certificate Administrator” shall mean the certificate administrator under the Servicing Agreement, if any.

“CLO” shall have the meaning assigned to such term in the definition of “Qualified Transferee.”

4

“CLO Asset Manager” shall mean, with respect to any Securitization Vehicle that is a CLO, the entity that is responsible for managing or administering Note A-B as an underlying asset of such Securitization Vehicle or, if applicable, as an asset of any Intervening Trust Vehicle (including, without limitation, the right to exercise any consent and control rights available to the holder of Note A-B).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collection Account” shall mean the trust account or accounts (including any sub-accounts) created and maintained by the Servicer.

“Condemnation Proceeds” shall have the meaning assigned to such term or an analogous term in the Servicing Agreement.

“Conduit” shall have the meaning assigned to such term in Section 19(h).

“Conduit Credit Enhancer” shall have the meaning assigned to such term in Section 19(h).

“Conduit Inventory Loan” shall have the meaning assigned to such term in Section 19(h).

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise, and the terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

“Control Appraisal Period” means any period, with respect to the Mortgage Loan, if and for so long as:

(a)               (1) the initial Note A-B Principal Balance minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, Note A-B after the date of creation of Note A-B, (y) any Appraisal Reduction Amount for the Mortgage Loan that is allocated to Note A-B and (z) any losses realized with respect to any Mortgaged Property or the Mortgage Loan that are allocated to Note A-B, plus (3) the Threshold Event Collateral then held by the Servicer, is less than

(b)               twenty-five percent (25%) of the remainder of the (i) initial Note A-B Principal Balance less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the Note A-B Holder on Note A-B after the date of creation of Note A-B.

“Controlling Noteholder” shall mean as of any date of determination (i) the Note A-B Holder, unless a Control Appraisal Period has occurred and is continuing or (ii) if a Control Appraisal Period has occurred and is continuing, the Note A-A-1 Holder; provided that, if the Note A-B Holder would be the Controlling Noteholder pursuant to the terms hereof, but any interest in the Note of the Note A-B Holder is held by the Mortgage Loan Borrower or a

5

Mortgage Loan Borrower Related Party, or the Mortgage Loan Borrower or Mortgage Loan Borrower Related Party would otherwise be entitled to exercise the rights of the Controlling Noteholder, a Control Appraisal Period shall be deemed to have occurred with respect to the Note A-B Holder. As of the date of this Agreement, the Controlling Noteholder will be the Note A-B Holder. At any time that the Note A-A-1 Holder is the Controlling Noteholder and Note A-A-1 is included in a Securitization, the rights of the “Controlling Noteholder” may be exercised by the holders of the majority of the class of securities issued in such Securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the “Controlling Noteholder” hereunder, as and to the extent provided in the Servicing Agreement (and the applicable Servicing Agreement shall contain limitations on the rights of the Controlling Noteholder that can be exercised by a certificate holder that is the Mortgage Loan Borrower or has certain relationships with the Mortgage Loan Borrower).

“Controlling Noteholder Representative” shall mean, with respect to the Mortgage Loan, the advisor appointed pursuant to Section 6(a).

“Corrected Mortgage Loan” shall have the meaning assigned to such term or an analogous term in the Servicing Agreement.

“Credit Risk Retention Rule” shall mean Section 15G of the Exchange Act as added by Section 941 of the Dodd-Frank Act and implemented by Regulation RR (15 U.S.C. §78o-11).

“Cure Period” shall have the meaning assigned to such term in Section 11(a).

“DBRS Morningstar” shall mean DBRS, Inc., and its successors in interest.

“Default Interest” shall mean interest on the Mortgage Loan at a rate per annum equal to the Note Default Interest Spread.

“Defaulted Mortgage Loan” shall have the meaning assigned to such term or an analogous term in the Servicing Agreement.

“Defaulted Mortgage Loan Purchase Price” shall mean the sum, without duplication, of (a) the Principal Balance of the Senior Notes, (b) accrued and unpaid interest on the Senior Notes at the Senior Note Rate, from the date as to which interest was last paid in full by Mortgage Loan Borrower up to and including the end of the interest accrual period relating to the Monthly Payment Date next following the date the purchase occurred, (c) any other amounts due under the Mortgage Loan, other than Prepayment Premiums, default interest, late fees, exit fees and any other similar fees, provided that if the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party is the purchaser, the Defaulted Mortgage Loan Purchase Price shall include Prepayment Premiums, default interest, late fees, exit fees and any other similar fees, (d) any unreimbursed property protection or servicing Advances and any expenses incurred in enforcing the Mortgage Loan Documents (including, without limitation, servicing Advances payable or reimbursable to any Servicer, and earned and unpaid special servicing fees), (e) any accrued and unpaid Advance Interest Amount, (f) (i) if the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party is the purchaser or (ii) if the Senior Notes are purchased after ninety (90) days after such option first becomes exercisable pursuant to Section 12 of this

6

Agreement, any liquidation or workout fees payable under the Servicing Agreement and (g)  any Recovered Costs not reimbursed previously to the Senior Noteholders pursuant to this Agreement. If the Mortgage Loan is converted into a REO Property, for purposes of determining the Defaulted Mortgage Loan Purchase Price, interest will be deemed to continue to accrue at the Senior Note Rate on the Senior Note Principal Balance, as if the Mortgage Loan were not so converted. In no event shall the Defaulted Mortgage Loan Purchase Price include amounts due or payable to the Note A-B Holder under this Agreement.

“Defaulted Note Purchase Date” shall have the meaning assigned to such term in Section 12.

“Due Date” shall have the meaning assigned to such term or an analogous term in the Servicing Agreement.

“Escrow Payment” shall have the meaning assigned to such term or an analogous term in the Servicing Agreement.

“Event of Default” shall have the meaning assigned to such term in the Loan Agreement.

“Fitch” shall mean Fitch Ratings Inc., and its successors in interest.

“Guarantor” shall have the meaning assigned to such term in the Mortgage Loan Documents.

“Initial Agent” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A-A-1 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A-A-2 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A-A-3 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A-A-4 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A-A-5 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A-A-6 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A-B Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

7

“Initial Noteholders” shall have the meaning assigned to such term in the preamble to this Agreement.

“Insolvency Proceeding” shall mean any proceeding under Title 11 of the United States Code (11 U.S.C. Sec. 101 et seq.) or any other insolvency, liquidation, reorganization or other similar proceeding concerning the Mortgage Loan Borrower, any action for the dissolution of the Mortgage Loan Borrower, any proceeding (judicial or otherwise) concerning the application of the assets of the Mortgage Loan Borrower for the benefit of its creditors, the appointment of or any proceeding seeking the appointment of a trustee, receiver or other similar custodian for all or any substantial part of the assets of the Mortgage Loan Borrower or any other action concerning the adjustment of the debts of the Mortgage Loan Borrower, the cessation of business by the Mortgage Loan Borrower, except following a sale, transfer or other disposition of all or substantially all of the assets of the Mortgage Loan Borrower in a transaction permitted under the Mortgage Loan Documents; provided, however, that following any such permitted transaction affecting the title to the Mortgaged Property, the Mortgage Loan Borrower for purposes of this Agreement shall be defined to mean the successor owner of the Mortgaged Property from time to time as may be permitted pursuant to the Mortgage Loan Documents; provided, further, however, that for the purposes of this definition, in the event that more than one entity comprises the Mortgage Loan Borrower, the term “Mortgage Loan Borrower” shall refer to any such entity.

“Insurance Proceeds” shall have the meaning assigned to such term or an analogous term in the Servicing Agreement.

“Interest Rate” shall have the meaning assigned to such term or an analogous term in the Mortgage Loan Documents.

“Intervening Trust Vehicle” shall mean with respect to any Securitization Vehicle that is a CLO, a trust vehicle or entity which holds Note A-B as collateral securing (in whole or in part) any obligation or security held by such Securitization Vehicle as collateral for the CLO.

“Kroll” shall mean Kroll Bond Rating Agency, Inc., or its successor in interest.

“Lead Securitization” shall mean during the period (a) from and after the Note A-A-2 Securitization and prior to the Note A-A-1 Securitization, the Note A-A-2 Securitization and (b) from and after the Note A-A-1 Securitization, the Note A-A-1 Securitization.

“Lead Senior Note” shall mean during the period (i) from and after the Note A-A-2 Securitization and prior to the Note A-A-1 Securitization, Note A-A-2 and (ii) from and after the Note A-A-1 Securitization, Note A-A-1.

“Lead Senior Noteholder” shall mean the holder of the Lead Senior Note.

“Lead Servicer” shall mean during the period (a)  from and after the Note A-A-2 Securitization and prior to the Note A-A-1 Securitization, the servicer and/or special servicer designated under the Note A-A-2 PSA and (b) from and after the Note A-A-1 Securitization, the servicer and/or special servicer designated under the Note A-A-1 PSA.

8

“Lead Trustee” shall mean during the period (a)  from and after the Note A-A-2 Securitization and prior to the Note A-A-1 Securitization, the Note A-A-2 Trustee and (b) from and after the Note A-A-1 Securitization, the trustee designated under the Note A-A-1 Securitization.

“Liquidation Proceeds” shall have the meaning assigned to such term or an analogous term in the Servicing Agreement.

“Loan Agreement” shall mean that certain Loan Agreement, dated as of February 11, 2022, between Natixis, as lender, and 70 Hudson LLC, as borrower, as the same may be further amended, restated, renewed, extended, modified or supplemented from time to time, subject to the terms hereof.

“Major Decision” shall have the meaning assigned to such term or an analogous term in the Servicing Agreement.

“Master Servicer” shall have the meaning assigned to such term in the Servicing Agreement.

“Master Servicer Remittance Date” shall mean:

(a)               with respect to the Lead Senior Note and Note A-B, the “Remittance Date” (or analogous term) as defined in the Servicing Agreement; and

(b)               with respect to the Non-Lead Senior Note, the earlier of (a) the “Remittance Date” (or analogous term) as defined in the Servicing Agreement or (b) the first Business Day after the “Determination Date,” (or analogous term) as defined in the Servicing Agreement, provided, however, that no remittance is required to be made until two Business Days after receipt of the scheduled Monthly Payment with respect to the Mortgage Loan.

“Monetary Default” shall have the meaning assigned to such term in Section 11(a).

“Monetary Default Notice” shall have the meaning assigned to such term in Section 11(a).

“Monthly Debt Service Payment Amount” shall have the meaning assigned to such term or an analogous term in the Loan Agreement.

“Monthly Payment” shall have the meaning assigned to such term or an analogous term in the Loan Agreement.

“Monthly Payment Date” shall mean the “Payment Date” (as defined in the Mortgage Loan Documents).

“Moody’s” shall mean Moody’s Investors Service, Inc., and its successors in interest.

9

“Mortgage” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan Borrower” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan Borrower Related Party” shall have the meaning assigned to such term or an analogous term in the Servicing Agreement.

“Mortgage Loan Documents” shall mean the Mortgage, the Notes, the Loan Agreement and all other documents now or hereafter evidencing, securing or guaranteeing the Mortgage Loan.

“Mortgage Loan Rate” shall mean, as of any date of determination, the weighted average of the Senior Note Rate and the Note A-B Rate.

“Mortgage Loan Schedule” shall mean the Schedule attached hereto as Exhibit A, which schedule sets forth certain information regarding the Mortgage Loan and the Notes.

“Mortgaged Property” shall have the meaning assigned to such term in the recitals.

“Natixis” shall mean Natixis Real Estate Capital LLC, and its successors in interest.

“Net Note A-B Rate” shall mean the Note A-B Rate minus the Servicing Fee Rate.

“Net Senior Note Rate” shall mean the Senior Note Rate minus the Servicing Fee Rate.

“New Notes” shall have the meaning assigned to such term in Section 41.

“Non-Controlling Senior Noteholder” shall mean each of the Note A-A-1 Holder (solely during such time as the Note A-B Holder is the Controlling Noteholder), the Note A-A-2 Holder, the Note A-A-3 Holder, the Note A-A-4 Holder, the Note A-A-5 Holder and the Note A-A-6 Holder.

“Non-Exempt Person” shall mean any Person other than a Person who is either (i) a U.S. Person or (ii) has on file with the Agent for the relevant year such duly-executed form(s) or statement(s) which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (A) any income tax treaty between the United States and the country of residence of such Person, (B) the Code or (C) any applicable rules or regulations in effect under clauses (A) or (B) above, permit the Lead Senior Noteholder to make such payments free of any obligation or liability for withholding.

10

“Non-Lead Master Servicer” shall mean (i) from and after the Note A-A-2 Securitization and prior to the Note A-A-1 Securitization, the master servicer designated under the Note A-A-3 PSA, the Note A-A-4 PSA, the Note A-A-5 PSA or the Note A-A-6 PSA and (ii) from and after the Note A-A-1 Securitization, the master servicer designated under the Note A-A-2 PSA, the Note A-A-3 PSA, the Note A-A-4 PSA, the Note A-A-5 PSA or the Note A-A-6 PSA.

“Non-Lead Securitization” shall mean any Securitization of the Note A-A-2, Note A-A-3, Note A-A-4, Note A-A-5 or Note A-A-6 in a Securitization Trust that is not the Lead Securitization.

“Non-Lead Securitization Servicing Agreement” shall mean the servicing agreement for the related Non-Lead Securitization.

“Non-Lead Senior Note” shall mean during the period (i) from and after the Note A-A-2 Securitization and prior to the Note A-A-1 Securitization, each of Note A-A-1, Note A-A-3, Note A-A-4, Note A-A-5 and Note A-A-6 and (ii) from and after the Note A-A-1 Securitization, each of Note A-A-2, Note A-A-3, Note A-A-4, Note A-A-5 and Note A-A-6.

“Non-Lead Senior Noteholder” shall mean the holder of the Non-Lead Senior Note.

“Non-Lead Servicer” shall mean the Non-Lead Master Servicer or Non-Lead Special Servicer, as applicable.

“Non-Lead Special Servicer” shall mean (i) from and after the Note A-A-2 Securitization and prior to the Note A-A-1 Securitization, the special servicer designated under the Note A-A-3 PSA, the Note A-A-4 PSA, the Note A-A-5 PSA or the Note A-A-6 PSA and (ii) from and after the Note A-A-1 Securitization, the special servicer designated under the Note A-A-2 PSA, the Note A-A-3 PSA, the Note A-A-4 PSA, the Note A-A-5 PSA or the Note A-A-6 PSA.

“Non-Lead Trustee” shall mean (i) from and after the Note A-A-2 Securitization and prior to the Note A-A-1 Securitization, the trustee designated under the Note A-A-3 PSA, the Note A-A-4 PSA, the Note A-A-5 PSA or the Note A-A-6 PSA and (ii) from and after the Note A-A-1 Securitization, the trustee designated under the Note A-A-2 PSA, the Note A-A-3 PSA, the Note A-A-4 PSA, the Note A-A-5 PSA or the Note A-A-6 PSA

“Non-Monetary Default” shall have the meaning assigned to such term in Section 11(d).

“Non-Monetary Default Cure Period” shall have the meaning assigned to such term in Section 11(d).

“Non-Monetary Default Notice” shall have the meaning assigned to such term in Section 11(d).

11

“Notes” shall have the meaning assigned to such term in the preamble to this Agreement.

“Note A-A-1” shall have the meaning assigned to such term in the recitals.

“Note A-A-1 Holder” shall mean the Initial Note A-A-1 Holder, or any subsequent holder of Note A-A-1, together with its successors and assigns.

“Note A-A-1 Percentage Interest” shall mean a fraction, expressed as a percentage, the numerator of which is the Note A-A-1 Principal Balance and the denominator of which is the sum of the Note A-A-1 Principal Balance, the Note A-A-2 Principal Balance, the Note A-A-3 Principal Balance, the Note A-A-4 Principal Balance, the Note A-A-5 Principal Balance, the Note A-A-6 Principal Balance and the Note A-B Principal Balance.

“Note A-A-1 Principal Balance” shall mean at any time of determination, the initial Note A-A-1 Principal Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-A-1 Holder or reductions in such amount pursuant to Section 3, 4 or 5, as applicable.

“Note A-A-1 PSA” shall mean the “pooling and servicing agreement” entered into in connection with the Note A-A-1 Securitization.

“Note A-A-1 Securitization” shall mean the sale by the Note A-A-1 Holder of Note A-A-1 to a depositor who will in turn include Note A-A-1 as part of the securitization of one or more mortgage loans.

“Note A-A-2” shall have the meaning assigned to such term in the recitals.

“Note A-A-2 Holder” shall mean the Initial Note A-A-2 Holder, or any subsequent holder of Note A-A-2, together with its successors and assigns.

“Note A-A-2 Percentage Interest” shall mean a fraction, expressed as a percentage, the numerator of which is the Note A-A-2 Principal Balance and the denominator of which is the sum of the Note A-A-1 Principal Balance, the Note A-A-2 Principal Balance, the Note A-A-3 Principal Balance, the Note A-A-4 Principal Balance, the Note A-A-5 Principal Balance, the Note A-A-6 Principal Balance and the Note A-B Principal Balance.

“Note A-A-2 Principal Balance” shall mean, at any time of determination, the initial Note A-A-2 Principal Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-A-2 Holder or reductions in such amount pursuant to Section 3, 4 or 5, as applicable.

“Note A-A-2 PSA” shall mean the “pooling and servicing agreement” entered into in connection with the Note A-A-1 Securitization.

“Note A-A-2 Securitization” shall mean the sale by the Note A-A-2 Holder of Note A-A-2 to a depositor who will in turn include Note A-A-2 as part of the securitization of one or more mortgage loans.

12

“Note A-A-3” shall have the meaning assigned to such term in the recitals.

“Note A-A-3 Holder” shall mean the Initial Note A-A-3 Holder, or any subsequent holder of Note A-A-3, together with its successors and assigns.

“Note A-A-3 Percentage Interest” shall mean a fraction, expressed as a percentage, the numerator of which is the Note A-A-3 Principal Balance and the denominator of which is the sum of the Note A-A-1 Principal Balance, the Note A-A-2 Principal Balance, the Note A-A-3 Principal Balance, the Note A-A-4 Principal Balance, the Note A-A-5 Principal Balance, the Note A-A-6 Principal Balance and the Note A-B Principal Balance.

“Note A-A-3 Principal Balance” shall mean, at any time of determination, the initial Note A-A-2 Principal Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-A-3 Holder or reductions in such amount pursuant to Section 3, 4 or 5, as applicable.

“Note A-A-3 PSA” shall mean the “pooling and servicing agreement” entered into in connection with the Note A-A-3 Securitization.

“Note A-A-3 Securitization” shall mean the sale by the Note A-A-3 Holder of Note A-A-3 to a depositor who will in turn include Note A-A-3 as part of the securitization of one or more mortgage loans.

“Note A-A-4” shall have the meaning assigned to such term in the recitals.

“Note A-A-4 Holder” shall mean the Initial Note A-A-4 Holder, or any subsequent holder of Note A-A-4, together with its successors and assigns.

“Note A-A-4 Percentage Interest” shall mean a fraction, expressed as a percentage, the numerator of which is the Note A-A-4 Principal Balance and the denominator of which is the sum of the Note A-A-1 Principal Balance, the Note A-A-2 Principal Balance, the Note A-A-3 Principal Balance, the Note A-A-4 Principal Balance, the Note A-A-5 Principal Balance, the Note A-A-6 Principal Balance and the Note A-B Principal Balance.

“Note A-A-4 Principal Balance” shall mean, at any time of determination, the initial Note A-A-4 Principal Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-A-4 Holder or reductions in such amount pursuant to Section 3, 4 or 5, as applicable.

“Note A-A-4 PSA” shall mean the “pooling and servicing agreement” entered into in connection with the Note A-A-4 Securitization.

“Note A-A-4 Securitization” shall mean the sale by the Note A-A-4 Holder of Note A-A-4 to a depositor who will in turn include Note A-A-4 as part of the securitization of one or more mortgage loans.

“Note A-A-5” shall have the meaning assigned to such term in the recitals.

13

“Note A-A-5 Holder” shall mean the Initial Note A-A-5 Holder, or any subsequent holder of Note A-A-5, together with its successors and assigns.

“Note A-A-5 Percentage Interest” shall mean a fraction, expressed as a percentage, the numerator of which is the Note A-A-5 Principal Balance and the denominator of which is the sum of the Note A-A-1 Principal Balance, the Note A-A-2 Principal Balance, the Note A-A-3 Principal Balance, the Note A-A-4 Principal Balance, the Note A-A-5 Principal Balance, the Note A-A-6 Principal Balance and the Note A-B Principal Balance.

“Note A-A-5 Principal Balance” shall mean, at any time of determination, the initial Note A-A-5 Principal Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-A-5 Holder or reductions in such amount pursuant to Section 3, 4 or 5, as applicable.

“Note A-A-5 PSA” shall mean the “pooling and servicing agreement” entered into in connection with the Note A-A-5 Securitization.

“Note A-A-5 Securitization” shall mean the sale by the Note A-A-5 Holder of Note A-A-5 to a depositor who will in turn include Note A-A-5 as part of the securitization of one or more mortgage loans.

“Note A-A-6” shall have the meaning assigned to such term in the recitals.

“Note A-A-6 Holder” shall mean the Initial Note A-A-6 Holder, or any subsequent holder of Note A-A-6, together with its successors and assigns.

“Note A-A-6 Percentage Interest” shall mean a fraction, expressed as a percentage, the numerator of which is the Note A-A-6 Principal Balance and the denominator of which is the sum of the Note A-A-1 Principal Balance, the Note A-A-2 Principal Balance, the Note A-A-3 Principal Balance, the Note A-A-4 Principal Balance, the Note A-A-5 Principal Balance, the Note A-A-6 Principal Balance and the Note A-B Principal Balance.

“Note A-A-6 Principal Balance” shall mean, at any time of determination, the initial Note A-A-6 Principal Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-A-6 Holder or reductions in such amount pursuant to Section 3, 4 or 5, as applicable.

“Note A-A-6 PSA” shall mean the “pooling and servicing agreement” entered into in connection with the Note A-A-6 Securitization.

“Note A-A-6 Securitization” shall mean the sale by the Note A-A-6 Holder of Note A-A-6 to a depositor who will in turn include Note A-A-6 as part of the securitization of one or more mortgage loans.

“Note A-B” shall have the meaning assigned to such term in the recitals.

“Note A-B Holder” shall mean the Initial Note A-B Holder, or any subsequent holder of Note A-B, together with its successors and assigns.

14

“Note A-B Percentage Interest” shall mean a fraction, expressed as a percentage, the numerator of which is the Note A-B Principal Balance and the denominator of which is the sum of the Note A-A-1 Principal Balance, the Note A-A-2 Principal Balance, the Note A-A-3 Principal Balance, the Note A-A-4 Principal Balance, the Note A-A-5 Principal Balance, the Note A-A-6 Principal Balance and the Note A-B Principal Balance.

“Note A-B Principal Balance” shall mean, at any time of determination, the initial Note A-B Principal Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-B Holder or reductions in such amount pursuant to Section 3, 4 or 5, as applicable.

“Note A-B Rate” shall mean the Note A-B Rate set forth on the Mortgage Loan Schedule.

“Note A-B Relative Spread” shall mean the ratio of the Note A-B Rate to the Mortgage Loan Rate.

“Note Default Interest Spread” shall mean the Note Default Interest Spread set forth on the Mortgage Loan Schedule.

“Note Pledgee” shall have the meaning assigned to such term in Section 19(g).

“Note Register” shall have the meaning assigned to such term in Section 21.

“Noteholder” shall mean any of the Note A-A-1 Holder, the Note A-A-2 Holder, the Note A-A-3 Holder, the Note A-A-4 Holder, the Note A-A-5 Holder, the Note A-A-6 Holder and the Note A-B Holder, as applicable.

“Noteholder Purchase Notice” has the meaning assigned to such term in Section 12.

“Operating Advisor” shall mean the operating advisor under the Servicing Agreement, if any.

“Original Entity” shall have the meaning assigned to such term in Section 41.

“Original Note A-A-1” shall have the meaning assigned to such term in the recitals.

“Owned Note” shall have the meaning assigned to such term in Section 41.

“P&I Advance” shall have the meaning assigned to such term or an analogous term in the Servicing Agreement.

“Percentage Interest” shall mean, with respect to the Note A-A-1 Holder, the Note A-A-1 Percentage Interest, with respect to the Note A-A-2 Holder, the Note A-A-2 Percentage Interest, with respect to the Note A-A-3 Holder, the Note A-A-3 Percentage Interest, with respect to the Note A-A-4 Holder, the Note A-A-4 Percentage Interest, with respect to the Note A-A-5

15

Holder, the Note A-A-5 Percentage Interest, with respect to the Note A-A-6 Holder, the Note A-A-6 Percentage Interest and with respect to the Note A-B Holder, the Note A-B Percentage Interest, as each may be adjusted from time to time.

“Permitted Fund Manager” shall mean any Person that on the date of determination is (i) one of the entities on Exhibit C attached hereto and made a part hereof or any other nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, (ii) investing through a fund with committed capital of at least $100,000,000 and (iii) not subject to a proceeding relating to the bankruptcy, insolvency, reorganization or relief of debtors.

“Person” shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Pledge” shall have the meaning assigned to such term in Section 19(g).

“Prepayment Premium” shall mean, with respect to the Mortgage Loan, any prepayment premium, spread maintenance premium, yield maintenance premium or similar fee required to be paid in connection with a prepayment of the Mortgage Loan pursuant to the Mortgage Loan Documents, including any exit fee.

“Principal Balance” shall mean any of the Note A-A-1 Principal Balance, the Note A-A-2 Principal Balance, the Note A-A-3 Principal Balance, the Note A-A-4 Principal Balance, the Note A-A-5 Principal Balance, the Note A-A-6 Principal Balance and/or the Note A-B Principal Balance, as applicable.

“Qualified Transferee” shall mean each of:

(a)   the Initial Noteholders;

(b)   any other Person that is an entity Controlled (as defined below) by, under common Control with or Controlling of any of the Initial Noteholders; or

(c)   one or more of the following:

(i)                              a real estate investment bank, an insurance company, bank, savings and loan association, investment bank, trust company, commercial credit corporation, pension plan, pension fund, pension fund advisory firm, mutual fund, real estate investment trust, governmental entity or plan, or

(ii)                           an investment company, money management firm or a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended, or

16

(iii)                        a Qualified Trustee (or in the case of a CLO, a single purpose bankruptcy remote entity that contemporaneously assigns or pledges the Note, or a participation interest therein (or any portion thereof) to a Qualified Trustee) in connection with (a) a securitization of, (b) the creation of collateralized debt obligations (“CLO”) secured by, or (c) a financing through an “owner trust” of, a Note or any interest therein (any of the foregoing, a “Securitization Vehicle”), provided that (1) one or more classes of securities issued by such Securitization Vehicle is initially rated at least investment grade by two nationally recognized credit rating agencies; (2) the special servicer of such Securitization Vehicle has a Required Special Servicer Rating or is otherwise acceptable to the Rating Agencies rating each Securitization (such entity, an “Approved Servicer”) and such Approved Servicer is required to service and administer such Note or any interest therein in accordance with servicing arrangements for the assets held by the Securitization Vehicle which require that such Approved Servicer act in accordance with a servicing standard notwithstanding any contrary direction or instruction from any other Person; or (3) in the case of a Securitization Vehicle that is a CLO, the CLO Asset Manager and, if applicable, each Intervening Trust Vehicle that is not administered and managed by a CLO Asset Manager that is a Qualified Transferee, are each a Qualified Transferee under clauses (i), (ii), (iv) or (v) of this definition, or

(iv)                       an investment fund, limited liability company, limited partnership or general partnership having capital and/or capital commitments of at least $100,000,000, in which (A) any Initial Noteholder, (B) a person that is otherwise a Qualified Transferee under clause (i), (ii) or (v) (with respect to an institution substantially similar to the entities referred to in clause (i) or (ii) above) or clause (d) below (with respect to an entity Controlled by an entity referred to in clause (i), (ii) or (v) (with respect to an institution substantially similar to the entities referred to in clause (i) or (ii) above)), or (C) a Permitted Fund Manager, acts as a general partner, managing member, or the fund manager responsible for the day-to-day management and operation of such investment vehicle, or

(v)                          an institution substantially similar to any of the foregoing, or

(vi)                       any Person that is otherwise a Qualified Transferee but is acting in an agency capacity in connection with a lending syndicate, so long as more than fifty percent (50%) of the lenders in the lending syndicate (by loan balance or committed loan amounts) are Qualified Transferees, or

(vii)                    a private trust established and authorized under the laws of the Republic of Korea (an “Acquiring Korean Trust”), so long as the beneficiaries of, and owners of not less than 51% of the equity interest in, the Acquiring Korean Trust are, directly or indirectly, Persons that are otherwise Qualified Transferees and satisfy the capital surplus/equity and total asset requirements set forth below, and

17

in the case of any entity referred to in clause (c)(i), (ii), (iv)(B) or (v) of this definition, (x) such entity or parent has at least $100,000,000 in capital/statutory surplus or shareholders’ equity including uncalled capital commitments (except with respect to a pension advisory firm, asset manager or similar fiduciary) and at least $250,000,000 in total assets including uncalled capital commitments (in name or under management), and (y) is regularly engaged in the business of making or owning commercial real estate loans (or interests therein) (or in the case of a pension advisory firm, asset manager or similar fiduciary, is regularly engaged in managing investments in commercial real estate loans) similar to the Mortgage Loan (or mezzanine loans with respect thereto) or owning or operating commercial real estate properties; provided that, in the case of the entity described in clause (iv)(B) above, the requirements of this clause (y) may be satisfied by a general partner, managing member, or the fund manager responsible for the day-to-day management and operation of such entity; or

(d)   any entity Controlled by any of the entities described in clause (c) above or approved by the Rating Agencies hereunder as a Qualified Transferee for purposes of this Agreement, or as to which the Rating Agencies have stated they would not review such entity in connection with the subject transfer; and

For purposes of this definition only, “Control” means the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity or the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise (“Controlled” and “Controlling” have the meaning correlative thereto).

“Qualified Trustee” shall mean (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority, (ii) an institution insured by the Federal Deposit Insurance Corporation or (iii) an institution whose long-term senior unsecured debt is then rated in one of the top two rating categories of each of the applicable Rating Agencies.

“Rating Agencies” shall mean any of (a) S&P, (b) Moody’s, (c) Fitch, (d) DBRS Morningstar, (e) Kroll, or, if any of such entities shall for any reason no longer perform the functions of a securities rating agency, any other nationally recognized statistical rating agency designated by a Senior Noteholder; provided, however, that at any time during which a Senior Note is an asset of a Securitization, “Rating Agencies” or “Rating Agency” shall have the meaning assigned to such term in the Servicing Agreement.

“Rating Agency Confirmation” shall have the meaning given thereto or any analogous term in the Servicing Agreement, including any deemed Rating Agency Confirmation.

“Recovered Costs” shall mean any amounts referred to in clauses (d) and/or (e) of the definition of “Defaulted Mortgage Loan Purchase Price” that, at the time of determination, had been previously paid or reimbursed to any Servicer from sources other than collections on or

18

in respect of the Mortgage Loan or the Mortgaged Property (including, without limitation, from collections on or in respect of loans other than the Mortgage Loan).

“Redirection Notice” shall have the meaning assigned to such term in Section 19(g).

“REMIC” shall mean a real estate mortgage investment conduit within the meaning of Section 860D(a) of the Code.

“REMIC Provisions” shall mean provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of subchapter M of Chapter 1 of the Code, and related provisions, and regulations (including any applicable proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

“REO Loan” shall have the meaning assigned to such term or an analogous term in the Servicing Agreement.

“REO Property” shall mean any Mortgaged Property, title to which has been acquired by the Servicer on behalf of the Noteholders through foreclosure, deed in lieu of foreclosure or otherwise.

“Replacement Notes” shall have the meaning assigned to such term in the preamble to this Agreement.

“Required Special Servicer Rating” shall mean with respect to a special servicer (i) in the case of Fitch, a rating of “CSS3”, (ii) in the case of S&P, such special servicer is on S&P’s Select Servicer List as a U.S. Commercial Mortgage Special Servicer, (iii) in the case of Moody’s, within the twelve (12) month period prior to the date of determination, such special servicer has acted as special servicer for one or more loans included in a commercial mortgage loan securitization that was rated by Moody’s and Moody’s has not downgraded or withdrawn the then-current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such special servicer as special servicer of such commercial mortgage loans as a material reason for such downgrade or withdrawal, (iv) in the case of DBRS Morningstar, the replacement special servicer either (a) has a then-current special servicer ranking of at least “MOR CS3” by DBRS Morningstar (if ranked by DBRS Morningstar) or (b) is currently acting as a special servicer on a transaction-level basis on a commercial mortgage-backed securitization transaction currently rated by DBRS Morningstar that currently has securities outstanding and for which DBRS Morningstar has not cited servicing concerns of the replacement special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities rated by DBRS Morningstar in a commercial mortgage-backed securitization rated by DBRS Morningstar and serviced by the applicable replacement special servicer prior to the time of determination, and (v) in the case of Kroll, Kroll has not cited servicing concerns of such special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in

19

contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by such special servicer prior to the time of determination.

“S&P” shall mean S&P Global Ratings, and its successors in interest.

“Securitization” shall mean one or more sales by a Senior Noteholder of all or a portion of a Senior Note to a depositor, who will in turn include such portion of such Senior Note as part of a securitization of one or more mortgage loans.

“Securitization Date” shall mean the effective date on which the Securitization of a Senior Note or portion thereof is consummated.

“Securitization Trust” shall mean a trust formed pursuant to a Securitization in which a Senior Note is held.

“Securitization Vehicle” shall have the meaning assigned to such term in the definition of “Qualified Transferee.”

“Senior Notes” shall mean each of the Note A-A-1, the Note A-A-2, the Note A-A-3, the Note A-A-4, the Note A-A-5 and the Note A-A-6.

“Senior Noteholder” shall mean each of the Initial Note A-A-1 Holder, the Initial Note A-A-2 Holder, the Initial Note A-A-3 Holder, the Initial Note A-A-4 Holder, the Initial Note A-A-5 Holder, the Initial Note A-A-6 Holder, or any subsequent holder of a Senior Note.

“Senior Note Percentage Interest” shall mean a fraction, expressed as a percentage, the numerator of which is the sum of the Note A-A-1 Principal Balance, the Note A-A-2 Principal Balance, the Note A-A-3 Principal Balance, the Note A-A-4 Principal Balance, the Note A-A-5 Principal Balance and the Note A-A-6 Principal Balance and the denominator of which is the sum of the Note A-A-1 Principal Balance, the Note A-A-2 Principal Balance, the Note A-A-3 Principal Balance, the Note A-A-4 Principal Balance, the Note A-A-5 Principal Balance, the Note A-A-6 Principal Balance and the Note A-B Principal Balance.

“Senior Note Principal Balance” shall mean the sum of the Note A-A-1 Principal Balance, the Note A-A-2 Principal Balance, the Note A-A-3 Principal Balance, the Note A-A-4 Principal Balance, the Note A-A-5 Principal Balance and the Note A-A-6 Principal Balance.

“Senior Note Rate” shall mean the Senior Note Rate set forth in the Mortgage Loan Schedule.

“Senior Note Relative Spread” shall mean the ratio of the Senior Note Rate to the Mortgage Loan Rate.

“Sequential Pay Event” shall mean any Event of Default with respect to an obligation to pay money due under the Mortgage Loan or any other Event of Default that causes the Mortgage Loan to become a Specially Serviced Mortgage Loan (other than as a result of a foreseeable event) or any bankruptcy or insolvency event that constitutes an Event of Default. A Sequential Pay Event shall no longer exist to the extent it has been cured (including any cure

20

payment made in accordance with Section 11) and shall not be deemed to exist to the extent the Note A-B Holder is exercising its cure rights under Section 11.

“Servicer” shall mean the Master Servicer or the Special Servicer, as the context may require.

“Servicing Agreement” shall mean during the period (i) from and after the Note A-A-2 Securitization and prior to the Note A-A-1 Securitization, the Note A-A-2 PSA and (ii) from and after the Note A-A-1 Securitization, the Note A-A-1 PSA; provided that in the event the Lead Senior Note is no longer an asset of the trust fund created pursuant to the Securitization Servicing Agreement, the term “Securitization Servicing Agreement” shall refer to the subsequent servicing agreement entered into pursuant to Section 2.

“Servicing Fee Rate” shall have the meaning assigned to such term in the Servicing Agreement.

“Servicing Standard” shall have the meaning assigned to such term in the Servicing Agreement.

“Servicing Transfer Event” shall have the meaning assigned to such term or an analogous term in the Servicing Agreement, except that, as provided in Section 11(a)(iii), a Servicing Transfer Event shall be deemed not to have occurred for so long as the Note A-B Holder is exercising its cure rights hereunder.

“Special Servicer” shall have the meaning assigned to such term in the Servicing Agreement.

“Specially Serviced Mortgage Loan” shall have the meaning assigned to such term or an analogous term in the Servicing Agreement.

“Subordinate Class Representative” shall have the meaning assigned to such term or an analogous term in the Servicing Agreement.

“Taxes” shall mean any income or other taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature, now or hereafter imposed by any jurisdiction or by any department, agency, state or other political subdivision thereof or therein.

“Threshold Event Collateral” shall have the meaning assigned to such term in Section 5(i).

“Threshold Event Cure” shall have the meaning assigned to such term in Section 5(i).

“Transfer” shall mean any sale, assignment, transfer, pledge, syndication, participation, hypothecation, contribution, encumbrance or other disposition (either (i) directly or (ii) indirectly through entering into a derivatives contract or any other similar agreement, excluding a repo financing or a Pledge in accordance with Section 19(g)).

21

“Trustee” shall mean, with respect to any Securitization, the bank or trust company as may be selected by the applicable depositor and approved by the Rating Agencies to act as trustee for such Securitization, and shall include any fiscal agent and/or paying agent appointed for such Securitization.

“Unliquidated Advances” shall have the meaning assigned to such term or an analogous term in the Servicing Agreement.

“U.S. Person” shall mean a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, a trust in existence on August 20, 1996 that is eligible to elect to be treated as a U.S. Person).

“Workout” shall mean any written modification, waiver, amendment or restructuring relating to a workout of the Mortgage Loan or the Note in connection with a Mortgage Loan default or a likely default.

Section 2.                                     Servicing.

(a)                               Each Noteholder acknowledges and agrees that, subject in each case to this Agreement, the Mortgage Loan shall be serviced pursuant to the Servicing Agreement and in accordance with this Agreement; provided that the Master Servicer shall not be obligated to advance monthly payments of principal or interest in respect of the Notes that are not included in the Lead Securitization (and the Non-Lead Master Servicer shall not be required to advance monthly payments of principal and interest in respect of the Notes that are not included in the Lead Securitization) if such principal or interest is not paid by the Mortgage Loan Borrower but shall be obligated to advance delinquent real estate taxes, insurance premiums and other expenses related to the maintenance of the Mortgaged Property and maintenance and enforcement of the lien of the Mortgage thereon, subject to the terms of the Servicing Agreement. The Note A-B Holder acknowledges that a Senior Noteholder may elect, in its sole discretion, to include its Senior Note in a Securitization and agrees that it will reasonably cooperate with such Senior Noteholder, at such Senior Noteholder’s sole cost and expense, to effect such Securitization. Subject to the terms and conditions of this Agreement, each Noteholder hereby irrevocably and unconditionally consents to the appointment of the Master Servicer, the Special Servicer and the Trustee under the Servicing Agreement and agrees to reasonably cooperate with and consent with the Master Servicer and the Special Servicer with respect to the servicing of the Mortgage Loan in accordance with the Servicing Agreement and this Agreement. Each Noteholder hereby appoints the Master Servicer and the Trustee in the Lead Securitization as such Noteholder’s attorney-in-fact to sign any documents reasonably required with respect to the administration and servicing of the Mortgage Loan on its behalf under the Servicing Agreement (subject at all times to the rights of the Noteholder set forth herein and in the Servicing Agreement). In no event shall the Servicer be required to enforce the

22

rights of any Noteholder or limit the Servicer in enforcing the rights of one Noteholder against any other Noteholder; however, this statement shall not be construed to otherwise limit the rights of one Noteholder with respect to any other Noteholder.

(b)                              The Controlling Noteholder (or any Controlling Noteholder Representative appointed by it acting on its behalf) shall exercise the rights and powers granted to the “Controlling Holder”, “Directing Certificateholder” or “Directing Holder” (or similar term) under the Servicing Agreement with respect to the Mortgage Loan.

(c)                               The Servicing Agreement shall contain the Servicing Standard (which shall require, among other things, that each Servicer, in servicing the Mortgage Loan, must take into account the interests of each Noteholder, taking into account that Note A-B is junior to the Senior Notes). In no event may the Servicing Agreement change the interest or principal allocable to, or the amount of any payments due to, the Note A-B Holder or materially increase the Note A-B Holder’s obligations or materially decrease the Note A-B Holder’s rights, remedies or protections hereunder.

(d)                              The Servicing Agreement shall contain provisions to the effect that:

(i)                          any payments received on the Mortgage Loan shall be paid by the Master Servicer to each of the Noteholders in accordance with Sections 3 and 4 hereof on the Master Servicer Remittance Date;

(ii)                       the Note A-B Holder shall be entitled to receive, and the Master Servicer and the Special Servicer shall provide, any information relating to the Mortgage Loan, the Mortgage Loan Borrower or the Mortgaged Property as the Note A-B Holder may reasonably request and would be customarily in the possession of, or collected or known by, the Master Servicer or Special Servicer of mortgage loans similar to the Mortgage Loan and, in any event, all information that is required to be provided to holders of the securities issued by the Securitization Trust that includes other Notes, including, but not limited to standard CREFC® reports, subject to limitations or information that may be made available to a Note A-B Holder that is a Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party;

(iii)                    each Noteholder is an intended third party beneficiary in respect of the rights afforded it under the Servicing Agreement and may directly enforce such rights;

(iv)                   the Servicing Agreement may not be amended without the consent of the Note A-B Holder (not to be unreasonably withheld) if such amendment would materially and adversely affect the Mortgage Loan or the Note A-B Holder’s rights with respect thereto;

(v)                      the Servicing Agreement shall contain the provisions set forth on Schedule I;

(vi)                   provide that any inconsistency between the Servicing Agreement and this Agreement shall be governed by and determined in accordance with the terms of this Agreement; and

23

(vii)                recognize the respective rights and obligations of the Noteholders hereunder, including with respect to the making of payment to the Noteholders and the rights of the Noteholders to approve matters and make decisions hereunder.

(e)                               Any obligation of the Servicer pursuant to the terms hereof shall be performed by the Master Servicer or the Special Servicer, as applicable, as set forth in the Servicing Agreement.

(f)                                 At any time after the Securitization Date that the Lead Senior Note is no longer subject to the provisions of the Servicing Agreement, the Lead Senior Noteholder shall cause the Mortgage Loan to be serviced pursuant to a replacement servicing agreement mutually agreeable to the Non-Lead Senior Noteholder and the Note A-B Holder that contains servicing provisions which are the same as or more favorable to Note A-B Holder, in substance, to those in the Servicing Agreement and all references herein to the “Servicing Agreement” shall mean such replacement servicing agreement; provided, however, that (1) if the Non-Lead Senior Note is in a Securitization, then Rating Agency Confirmation shall have been obtained from each Rating Agency with respect to such subsequent servicing agreement and (2) until a replacement servicing agreement has been entered into, (x) the Lead Senior Noteholder shall cause the Mortgage Loan to be serviced in accordance with the servicing provisions set forth in the Servicing Agreement as if such agreement was still in full force and effect with respect to the Mortgage Loan and (y) the actual servicing of the Mortgage Loan may be performed by any nationally recognized commercial mortgage loan servicer appointed by the Lead Senior Noteholder with the consent of the Note A-B Holder and does not have to be performed by the service providers set forth under the Servicing Agreement. The Lead Senior Noteholder shall provide the Note A-B Holder with a reasonable opportunity to review and comment on any replacement servicing agreement, and the Note A-B Holder agrees to reasonably negotiate the final terms of such servicing agreement as promptly as reasonably possible upon receipt of any proposed revisions. If the Note A-B Holder exercises its purchase option in accordance with the terms hereof, upon the Mortgage Loan being transferred to the Note A-B Holder, the Note A-B Holder shall be entitled to terminate the Servicing Agreement in its sole discretion without payment of any termination fees.

(g)                              Upon the occurrence of the Lead Securitization, the Lead Senior Noteholder shall give each other Noteholders (and the applicable servicer and trustee, if any other Note is in a Securitization) notice of the Lead Securitization in writing (which may be by e-mail) prior to or promptly following the related Securitization Date. Such notice shall contain contact information for each of the parties to the related Servicing Agreement and the identity of the controlling class representative under such Servicing Agreement. In addition, after the closing of the Lead Securitization, Lead Senior Noteholder shall send a copy of the related Servicing Agreement to each of the other holders.

(h)                              Each Non-Lead Securitization Agreement shall contain the provisions set forth in Schedule II.

Section 3.                                    Payments Prior to a Sequential Pay Event. Note A-B and the right of the Note A-B Holder to receive payments of interest, principal and other amounts with respect to the Note A-B shall at all times be junior, subject and subordinate to the Senior Notes and the

24

right of the Senior Noteholders to receive payments of interest, principal and other amounts with respect to the Senior Notes as set forth herein. If no Sequential Pay Event, as determined by the applicable Servicer, shall have occurred and be continuing, all amounts tendered by the Mortgage Loan Borrower or otherwise available for payment on or with respect to or in connection with the Mortgage Loan or the Mortgaged Property or amounts realized as proceeds thereof, whether received in the form of Monthly Payments, the Balloon Payment, Liquidation Proceeds, proceeds under any guaranty, letter of credit or other collateral or instrument securing the Mortgage Loan or Insurance Proceeds or Condemnation Proceeds (other than proceeds, awards or settlements to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgage Loan Borrower in accordance with the terms of the Mortgage Loan Documents, to the extent permitted by the REMIC Provisions), but excluding (x) all amounts for required reserves or escrows required by the Mortgage Loan Documents (to the extent, in accordance with the terms of the Mortgage Loan Documents) to be held as reserves or escrows or received as reimbursements on account of recoveries in respect of Advances then due and payable or reimbursable to the Servicer under the Servicing Agreement and (y) all amounts that are then due, payable or reimbursable to any Servicer, Operating Advisor, Certificate Administrator or Trustee with respect to the Mortgage Loan pursuant to the Servicing Agreement, shall be applied by the Lead Senior Noteholder (or its designee) and distributed by the Lead Senior Noteholder (or the Servicer on its behalf) for payment in the following order of priority without duplication (and payments shall be made at such times as are set forth in the Servicing Agreement):

(a)                         first, to the Senior Noteholders in an amount equal to the accrued and unpaid interest on the Senior Note Principal Balance at the Net Senior Note Rate;

(b)                       second, to the Senior Noteholders in an amount equal to the Senior Note Percentage Interest of principal payments (including all prepayment proceeds relating to casualty or condemnation) received, if any, with respect to such Monthly Payment Date with respect to the Mortgage Loan (including any Monthly Debt Service Payment);

(c)                       third, to each Senior Noteholder up to the amount of any unreimbursed costs and expenses paid by such Senior Noteholder with respect to the Mortgage Loan pursuant to this Agreement or the Servicing Agreement, including any Recovered Costs to be allocated pro rata based on the amounts due to each Senior Noteholder pursuant to this clause;

(d)                        fourth, if the proceeds of any foreclosure sale or any liquidation of a Mortgage Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a) to (c) and, as a result of a Workout the Senior Note Principal Balance has been reduced, such excess amount shall be paid to the Senior Noteholders in an amount up to the reduction, if any, of the Senior Note Principal Balance as a result of such Workout, plus interest on such amount at the Net Senior Note Rate;

(e)                         fifth, to the extent the Note A-B Holder has made any payments or advances to cure defaults pursuant to Section 11 of this Agreement, to reimburse the Note A-B Holder for all such cure payments;

25

(f)                        sixth, to the Note A-B Holder in an amount equal to the accrued and unpaid interest on the Note A-B Principal Balance at the Net Note A-B Rate;

(g)                      seventh, to the Note A-B Holder in an amount equal to the Note A-B Percentage Interest of principal payments (including all prepayment proceeds relating to casualty or condemnation) received, if any, with respect to such Monthly Payment Date with respect to the Mortgage Loan (including any Monthly Debt Service Payment Amount);

(h)                      eighth, to the Note A-B Holder up to the amount of any unreimbursed costs and expenses paid by the Note A-B Holder with respect to the Mortgage Loan pursuant to this Agreement or the Servicing Agreement, including any Recovered Costs;

(i)                          ninth, if the proceeds of any foreclosure sale or any liquidation of a Mortgage Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a) to (h) and, as a result of a Workout the Note A-B Principal Balance has been reduced, such excess amount shall be paid to the Note A-B Holder in an amount up to the reduction, if any, of the Note A-B Principal Balance as a result of such Workout, plus interest on such amount at the Note A-B Rate;

(j)                          tenth, any Prepayment Premium, to the extent paid by the Mortgage Loan Borrower, shall be paid to the Senior Noteholders in an amount up to its pro rata interest therein, based on the product of the Senior Note Percentage Interest multiplied by the Senior Note Relative Spread;

(k)                       eleventh, any Prepayment Premium, to the extent paid by the Mortgage Loan Borrower, shall be paid to the Note A-B Holder in an amount up to its pro rata interest therein, based on the product of the Note A-B Percentage Interest multiplied by the Note A-B Relative Spread;

(l)                          twelfth, to the extent default interest, late fees, assumption or transfer fees actually paid by the Mortgage Loan Borrower are not required to be otherwise applied under the Servicing Agreement, including, without limitation, to compensate a Servicer under the Servicing Agreement, any such default interest, late fees, assumption or transfer fees, to the extent actually paid by the Mortgage Loan Borrower, shall be paid to each Noteholder, pro rata, based on their respective Percentage Interests; and

(m)                     thirteenth, if any excess amount is available to be distributed in respect of the Mortgage Loan, and not otherwise applied in accordance with the foregoing clauses (a) to (l), any remaining amount shall be paid to each Noteholder, pro rata, in accordance with their respective initial Percentage Interests.

As used in clauses (a) through (m) above, payments to the Senior Noteholders shall be made to each Senior Noteholder, pro rata and pari passu, based on their respective Principal Balance.

Section 4.                                   Payments Following a Sequential Pay Event. Payments of interest and principal shall be made to the Noteholders in accordance with Section 3 of this Agreement; except, if a Sequential Pay Event, as determined by the applicable Servicer in accordance with

26

this Agreement and the Servicing Agreement, shall have occurred and be continuing, all amounts tendered by the Mortgage Loan Borrower or otherwise available for payment on or with respect to or in connection with the Mortgage Loan or the Mortgaged Property or amounts realized as proceeds thereof, whether received in the form of Monthly Payments, any proceeds from the sale or distribution of any REO Property, the Balloon Payment, Liquidation Proceeds, proceeds under any guaranty, letter of credit or other collateral or instrument securing the Mortgage Loan or Insurance Proceeds or Condemnation Proceeds (other than proceeds, awards or settlements to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgage Loan Borrower in accordance with the terms of the Mortgage Loan Documents, to the extent permitted by the REMIC Provisions), but excluding (x) all amounts for required reserves or escrows required by the Mortgage Loan Documents to continue to be held as reserves or escrows or received as reimbursements on account of recoveries in respect of Advances then due and payable or reimbursable to the Servicer under the Servicing Agreement and (y) all amounts that are then due, payable or reimbursable to any Servicer, Operating Advisor, Certificate Administrator or Trustee with respect to the Mortgage Loan pursuant to the Servicing Agreement with respect to the Mortgage Loan, shall be distributed by the Servicer in the following order of priority without duplication (and payments shall be made at such times as are set forth in the Servicing Agreement):

(a)                         first, to the Senior Noteholders in an amount equal to the accrued and unpaid interest on the Senior Note Principal Balance at the Net Senior Note Rate;

(b)                       second, to the Senior Noteholders in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to the related Monthly Payment Date until the Senior Note Principal Balance has been reduced to zero;

(c)                       third, to each Senior Noteholder up to the amount of any unreimbursed costs and expenses paid by such Senior Noteholder with respect to the Mortgage Loan pursuant to this Agreement or the Servicing Agreement, including any Recovered Costs, to be allocated pro rata based on the amounts due to each Senior Noteholder pursuant to this clause;

(d)                        fourth, if the proceeds of any foreclosure sale or any liquidation of a Mortgage Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a) to (c) and, as a result of a Workout the Senior Note Principal Balance has been reduced, such excess amount shall be paid to the Senior Noteholders in an amount up to the reduction, if any, of the Senior Note Principal Balance as a result of such Workout, plus interest on such amount at the Net Senior Note Rate;

(e)                         fifth, to the extent the Note A-B Holder has made any payments or advances to cure defaults pursuant to Section 11, to reimburse the Note A-B Holder for all such cure payments;

(f)                        sixth, to the Note A-B Holder in an amount equal to the accrued and unpaid interest on the Note A-B Principal Balance at the Net Note A-B Rate;

27

(g)                      seventh, to the Senior Note Holders in an amount equal all remaining amounts received with respect to the related Monthly Payment Date, until the Senior Note Principal Balance has been reduced to zero;

(h)                      eighth, to the Note A-B Holder in an amount equal all remaining amounts received with respect to the related Monthly Payment Date, until the Note A-B Principal Balance has been reduced to zero;

(i)                          ninth, to the Note A-B Holder up to the amount of any unreimbursed costs and expenses paid by the Note A-B Holder with respect to the Mortgage Loan pursuant to this Agreement or the Servicing Agreement, including any Recovered Costs;

(j)                          tenth, if the proceeds of any foreclosure sale or any liquidation of a Mortgage Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a) to (h) and, as a result of a Workout, the Note A-B Principal Balance has been reduced, such excess amount shall be paid to the Note A-B Holder in an amount up to the reduction, if any, of the Note A-B Principal Balance as a result of such Workout, plus interest on such amount at the Note A-B Rate;

(k)                       eleventh, any Prepayment Premium, to the extent paid by the Mortgage Loan Borrower, shall be paid to the Senior Noteholders in an amount up to its pro rata interest therein, based on the product of the Senior Note Percentage Interest multiplied by the Senior Note Relative Spread;

(l)                          twelfth, any Prepayment Premium, to the extent paid by the Mortgage Loan Borrower, shall be paid to the Note A-B Holder in an amount up to its pro rata interest therein, based on the product of the Note A-B Percentage Interest multiplied by the Note A-B Relative Spread;

(m)                     thirteenth, to the extent default interest, late fees, assumption or transfer fees actually paid by the Mortgage Loan Borrower are not required to be otherwise applied under the Servicing Agreement, including, without limitation, to compensate a Servicer under the Servicing Agreement, any such default interest, late fees, assumption or transfer fees, to the extent actually paid by the Mortgage Loan Borrower, shall be paid to each Noteholder, pro rata, based on their respective Percentage Interests; and

(n)                         fourteenth, if any excess amount is available to be distributed in respect of the Mortgage Loan, and not otherwise applied in accordance with the foregoing clauses (a) to (l), any remaining amount shall be paid to each Noteholder, pro rata, in accordance with their respective initial Percentage Interests.

As used in clauses (a) through (n) above, payments to the Senior Noteholders shall be made to each Noteholder, pro rata and pari passu, based on their respective Principal Balance.

28

Section 5.                                     Administration of the Mortgage Loan.

(a)                       In all cases acting in accordance with the Servicing Standard and subject to this Agreement (including, without limitation, Section 5(f) below) and the Servicing Agreement, the Lead Senior Noteholder (or the Servicer acting on behalf of the Lead Senior Noteholder) shall have the sole and exclusive authority with respect to the administration of, and exercise of rights and remedies with respect to, the Mortgage Loan, including, without limitation, the sole authority to modify or waive any of the terms of the Mortgage Loan Documents or consent to any action or failure to act by the Mortgage Loan Borrower or any other party to the Mortgage Loan Documents, call or waive any Event of Default, accelerate the Mortgage Loan or institute any foreclosure action or other remedy and the other Noteholders shall not have any voting, consent or other rights whatsoever with respect to the Lead Senior Noteholder’s administration of, or exercise of its rights and remedies with respect to, the Mortgage Loan. Subject to this Agreement and the Servicing Agreement (including, without limitation, Section 5(f) below), each of the Non-Lead Senior Noteholder and the Note A-B Holder agrees that it shall have no right to, and hereby presently and irrevocably assigns and conveys to the Lead Senior Noteholder (or the Servicer acting on behalf of the Lead Senior Noteholder) the rights, if any, that the other Noteholders have to, (i) call or cause the Lead Senior Noteholder to call an Event of Default under the Mortgage Loan, or (ii) exercise any remedies with respect to the Mortgage Loan or the Mortgage Loan Borrower, including, without limitation, filing or causing the Lead Senior Noteholder to file any bankruptcy petition against the Mortgage Loan Borrower. The Lead Senior Noteholder (or the Servicer acting on behalf of the Lead Senior Noteholder) shall not have any fiduciary duty to the Non-Lead Senior Noteholder in connection with the administration of the Mortgage Loan (but the foregoing shall not relieve the Lead Senior Noteholder from the obligation to make any disbursement of funds as set forth herein, or in the case of Servicer, its obligation to follow the Servicing Standard or any liability for failure to do so to the extent set forth in the Servicing Agreement).

(b)                      The administration of the Mortgage Loan shall be governed by this Agreement and the Servicing Agreement. Each Noteholder agrees to be bound by the terms of the Servicing Agreement and this Agreement. Servicing of the Mortgage Loan shall be carried out by the Master Servicer and, if the Mortgage Loan is a Specially Serviced Mortgage Loan by the Special Servicer, in each case pursuant to the Servicing Agreement and this Agreement. Notwithstanding anything to the contrary contained herein, in accordance with the Servicing Agreement, the Lead Senior Noteholder shall cause the Master Servicer and the Special Servicer to service and administer the Mortgage Loan in accordance with the Servicing Standard, taking into account the interests of the Senior Noteholders and the Note A-B Holder (it being understood that the interest of the Note A-B Holder is a junior Note interest, subject to the terms and conditions of this Agreement), and so long as the Non-Lead Senior Noteholder and the Note A-B Holder is not the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party, it shall be deemed a third party beneficiary of such provisions of the Servicing Agreement. The foregoing provisions of this Section 5(b) shall not limit or modify the rights of the Controlling Noteholder and/or the Controlling Noteholder Representative to exercise their respective rights specifically set forth under this Agreement.

(c)                       Notwithstanding anything to the contrary contained herein, but subject to the terms and conditions of the Servicing Agreement and this Agreement (including, without

29

limitation, Section 5(f) below), if the Lead Senior Noteholder in connection with a Workout of the Mortgage Loan modifies the terms thereof such that (i) the unpaid principal balance of the Mortgage Loan is decreased, (ii) the Interest Rate or scheduled amortization payments on the Mortgage Loan are reduced, (iii) payments of interest or principal on the Mortgage Loan are waived, reduced or deferred or (iv) any other adjustment (other than an increase in the Interest Rate or increase in scheduled amortization payments) is made to any of the terms of the Mortgage Loan (other than an extension of the Mortgage Loan maturity date), all payments to the Senior Noteholders pursuant to Section 3 and Section 4, as applicable, shall be made as though such Workout did not occur, with the payment terms of the Senior Notes remaining the same as they are on the date hereof, Note A-B shall bear the full economic effect of all waivers, reductions or deferrals of amounts due on the Mortgage Loan attributable to such Workout (up to the amount otherwise due on Note A-B). Subject to the Servicing Agreement and this Agreement (including without limitation Section 5(f) below), in the case of any modification or amendment described above, the Lead Senior Noteholder will have the sole authority and ability to revise the payment provisions set forth in Section 3 and Section 4 above in a manner that reflects the subordination of Note A-B to the Senior Notes with respect to the loss that is the result of such amendment or modification, including: (i) the ability to increase the Senior Note Percentage Interest and to reduce the Note A-B Percentage Interest in a manner that reflects a loss in principal as a result of such amendment or modification and (ii) the ability to change the Senior Note Rate and the Note A-B Rate, as applicable, in order to reflect a reduction in the Interest Rate of the Mortgage Loan but shall not be permitted to change the order of the clauses set forth in Sections 3 and 4 hereof. Notwithstanding the foregoing, if any Workout, modification or amendment of the Mortgage Loan extends the original maturity date of the Mortgage Loan, for purposes of this paragraph, the Balloon Payment will be deemed not to be due on the original maturity date of the Mortgage Loan but will be deemed due on the extended maturity date of the Mortgage Loan.

(d)                      All rights and obligations of the Lead Senior Noteholder described hereunder may be exercised by the Servicer on behalf of the Lead Senior Noteholder in accordance with the Servicing Agreement and this Agreement.

(e)                       For so long as any Senior Note is included as an asset of a REMIC, any provision of this Agreement to the contrary notwithstanding: (i) the Mortgage Loan shall be administered such that the Notes shall each qualify at all times as (or as interests in) a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, (ii) any real property (and related personal property) acquired by or on behalf of the Lead Senior Noteholder pursuant to a foreclosure, exercise of a power of sale or delivery of a deed in lieu of foreclosure of the Mortgage or lien on such property following a default on the Mortgage Loan shall be administered so that the interests of the Noteholders therein shall at all times qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code and (iii) no Servicer may modify, waive or amend any provision of the Mortgage Loan, consent to or withhold consent from any action of the Mortgage Loan Borrower, or exercise or refrain from exercising any powers or rights which the Noteholders may have under the Mortgage Loan Documents, if any such action would constitute a “significant modification” of the Mortgage Loan, within the meaning of Section 1.860G 2(b) of the regulations of the United States Department of the Treasury, more than three months after the earliest startup day of any REMIC which includes a Senior Note (or any portion thereof). The Noteholders agree that the provisions

30

of this Section 5(e) shall be effected by compliance by the Lead Senior Noteholder or its assignees with this Agreement or the Servicing Agreement or any other agreement which governs the administration of the Mortgage Loan or the Lead Senior Noteholder interests therein. All costs and expenses of compliance with this Section 5(e), to the extent that such costs and expenses relate to administration of a REMIC or to any determination respecting the amount, payment or avoidance of any tax under the REMIC Provisions or the actual payment of any REMIC tax or expense, shall be borne by the applicable Senior Noteholder without reimbursement under Sections 3 or 4 hereof.

(f)                         If any consent, modification, amendment or waiver under or other action in respect of the Mortgage Loan or the Mortgage Loan Documents (whether or not a Servicing Transfer Event has occurred and is continuing) that would constitute a Major Decision has been requested or proposed, at least ten (10) Business Days prior to taking action with respect to such Major Decision (or making a determination not to take action with respect to such Major Decision), the Lead Senior Noteholder (or Servicer acting on its behalf) shall request the written consent of the Controlling Noteholder (or its Controlling Noteholder Representative) before implementing a decision with respect to such Major Decision.

If the Controlling Noteholder (or its Controlling Noteholder Representative) fails to respond to the Lead Senior Noteholder (or Servicer acting on its behalf) with respect to any such proposed action within ten (10) Business Days after receipt of such notice, the Controlling Noteholder (or its Controlling Noteholder Representative), as applicable, shall have no further consent rights with respect to such action.

The Controlling Noteholder (or its Controlling Noteholder Representative) acknowledges that, if the “retaining sponsor” in the Lead Securitization has sold an “eligible horizontal interest” to a “third party purchaser” in accordance with Section 7 of the Credit Risk Retention Rule, then following the occurrence of an “Operating Advisor Consultation Event” (or similar term) under the Servicing Agreement the Operating Advisor may have the right to consult with the Special Servicer with respect to Major Decisions.

Notwithstanding the foregoing, following the occurrence of an extraordinary event with respect to any Mortgaged Property, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Lead Senior Noteholder (or Servicer acting on its behalf) may take actions with respect to such Mortgaged Property before obtaining the consent of the Controlling Noteholder (or its Controlling Noteholder Representative) if the Lead Senior Noteholder (or Servicer acting on its behalf) reasonably determines in accordance with the Servicing Standard that failure to take such actions prior to such consent would materially and adversely affect the interest of the Noteholders as a whole, and the Lead Senior Noteholder (or Servicer acting on its behalf) has made a reasonable effort to contact the Controlling Noteholder (or its Controlling Noteholder Representative). The foregoing shall not relieve the Lead Senior Noteholder (or Servicer acting on its behalf) of its duties to comply with the Servicing Standard.

Notwithstanding the foregoing, the Lead Senior Noteholder (or Servicer acting on its behalf) shall not follow any advice, direction, objection or consultation provided by the Controlling Noteholder (or its Controlling Noteholder Representative) that would require or

31

cause the Lead Senior Noteholder (or Servicer acting on its behalf) to violate any applicable law, including the REMIC Provisions, be inconsistent with the Servicing Standard, require or cause the Lead Senior Noteholder (or Servicer acting on its behalf) to violate provisions of this Agreement or the Servicing Agreement, require or cause the Lead Senior Noteholder (or Servicer acting on its behalf) to violate the terms of the Mortgage Loan, or materially expand the scope of the Lead Senior Noteholder (or Servicer acting on its behalf) responsibilities under this Agreement.

(g)                      The Controlling Noteholder shall be entitled to approve the Asset Status Report in accordance with the time frame provided in the Servicing Agreement.

(h)                     (i) The Note A-B Holder, if it is determined at any time of determination to no longer be the Controlling Noteholder (the “Appraised-Out Holder”) as a result of the application of an Appraisal Reduction Amount, shall have the right, at its sole expense, to require the Special Servicer to order a second Appraisal with respect to the Mortgage Loan. The Special Servicer shall use its reasonable efforts consistent with the Servicing Standard to ensure that such second Appraisal is delivered within thirty (30) days from receipt of the Appraised-Out Holder’s written request and shall ensure that such Appraisal is prepared on an “as-is” basis by an MAI appraiser (provided that such MAI appraiser may not be the same MAI appraiser that provided the Appraisal in respect of which the Appraised-Out Holder is requesting the Special Servicer to obtain an additional Appraisal).

(ii) Upon receipt of any supplemental Appraisal pursuant to clause (i) above, the Special Servicer shall determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental Appraisal, any recalculation of the Appraisal Reduction Amount is warranted, and if so warranted, the Special Servicer shall recalculate the Appraisal Reduction Amount based on such supplemental Appraisal and any information received from the Master Servicer. If required by such recalculation, the Appraised-Out Holder shall be reinstated as the Controlling Noteholder and, if applicable, shall have the Note A-B Principal Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount. The Appraised-Out Holder requesting any supplemental Appraisal pursuant to clause (i) above shall refrain from exercising any direction, control, consent and/or similar rights of the Controlling Noteholder until such time, if any, as the Appraised-Out Holder is reinstated as the Controlling Noteholder (such period beginning upon receipt by the Special Servicer of any request to obtain a supplemental Appraisal pursuant to clause (i) above to but excluding the date on which either (A) the Special Servicer determines that no recalculation of the Appraisal Reduction Amount is warranted or (B) the Special Servicer recalculates the Appraisal Reduction Amount based on the supplemental Appraisal, the “Appraisal Review Period”). The rights of the Controlling Noteholder during each Appraisal Review Period shall be exercised by the Note A-A-1 Holder.

(i)                          The Note A-B Holder shall be entitled to avoid a Control Appraisal Period caused by application of an Appraisal Reduction Amount upon satisfaction of the following (which must be completed within thirty (30) days of the receipt of a third party Appraisal that indicates such Control Appraisal Period has occurred): (i) the Note A-B Holder shall have delivered as a supplement to the appraised value of the Mortgaged Property, in the amount specified in clause (ii) below, to the Servicer, together with documentation acceptable to the

32

Servicer in accordance with the Servicing Standard to create and perfect a first priority security interest in favor of the Lead Senior Noteholder in such collateral (a) cash collateral for the benefit of the Senior Notes, and acceptable to, the Servicer or (b) an unconditional and irrevocable standby letter of credit with the Lead Senior Noteholder as the beneficiary, issued by a bank or other financial institutions the long term unsecured debt obligations of which are at all times rated at least “AA” by S&P, “A” by Fitch and “Aa2” by Moody’s or the short term obligations of which are rated at least “A-1+” by S&P, “F-1” by Fitch and “P-1” by Moody’s (either (a) or (b), the “Threshold Event Collateral”), and (ii) the Threshold Event Collateral shall be in an amount which, when added to the appraised value of the Mortgaged Property as determined pursuant to the Servicing Agreement, would cause the applicable Control Appraisal Period not to occur. If the requirements of this paragraph are satisfied by the Note A-B Holder (a “Threshold Event Cure”), no Control Appraisal Period caused by application of an Appraisal Reduction Amount shall be deemed to have occurred. If a letter of credit is furnished as Threshold Event Collateral, the Note A-B Holder shall be required to renew such letter of credit not later than thirty (30) days prior to expiration thereof or to replace such letter of credit with a substitute letter of credit or other Threshold Event Collateral with an expiration date that is greater than forty-five (45) days from the date of substitution; provided, however, that, if a letter of credit is not renewed prior to thirty (30) days prior to the expiration date of such letter of credit, the letter of credit shall provide that the Servicer may (and at the direction of the Note A-B Holder, shall) draw upon such letter of credit and hold the proceeds thereof as Threshold Event Collateral. If a letter of credit is furnished as Threshold Event Collateral, the Note A-B Holder shall be required to replace such letter of credit with other Threshold Event Collateral within thirty (30) days if the credit ratings of the issuing entity are downgraded below the required ratings; provided, however, that, if such Threshold Event Collateral is not so replaced, the Servicer shall draw upon such letter of credit and hold the proceeds thereof as Threshold Event Collateral. The Threshold Event Cure shall continue until (i) the appraised value of the Mortgaged Property plus the value of the Threshold Event Collateral would not be sufficient to prevent a Control Appraisal Period from occurring; or (ii) final liquidation of the Mortgage Loan or REO Property. If the appraised value of the Mortgaged Property, upon any redetermination thereof, is sufficient to avoid the occurrence of a Control Appraisal Period without taking into consideration any, or some portion of, Threshold Event Collateral previously delivered by the Note A-B Holder, any or such portion of Threshold Event Collateral held by the Servicer shall promptly be returned to the Note A-B Holder (at its sole expense). Upon final liquidation or repayment of the Mortgage Loan or REO Property with respect to the Mortgage Loan, such Threshold Event Collateral shall be available to reimburse each Noteholder for any realized loss pursuant to the priorities provided in Section 3 or 4, as applicable, with respect to the Mortgage Loan after application of the net proceeds of liquidation, not in excess of the Note A-A-1 Principal Balance, the Note A-A-2 Principal Balance, the Note A-A-3 Principal Balance, the Note A-A-4 Principal Balance, the Note A-A-5 Principal Balance, the Note A-A-6 Principal Balance and the Note A-B Principal Balance, as the case may be, plus accrued and unpaid interest thereon at the applicable interest rate and all other Additional Servicing Expenses reimbursable under this Agreement and under the Servicing Agreement and any Threshold Event Collateral remaining after such reimbursement and payments shall be returned to the Note A-B Holder. The entire amount of Threshold Event Collateral, without a haircut or other reduction, shall be considered in determining the sufficiency of such Threshold Event Collateral to avoid a Control Appraisal Period.

33

(j)                          The Servicer or Special Servicer shall obtain appraisals that meet the requirements of, and at the times required pursuant to, the terms of the Servicing Agreement.

(k)                       If the Mortgaged Property becomes an REO Property, the same shall be acquired, managed and operated in the manner provided in the Servicing Agreement.

(l)                          Prior to a Control Appraisal Period, the Lead Noteholder shall not be permitted to transfer all or any portion of Note A-B without the prior consent of the Note A-B Holder. If a Control Appraisal Period has occurred and is continuing, and if the Mortgage Loan is a Defaulted Mortgage Loan, the Lead Noteholder (or the Special Servicer acting on its behalf) shall have the right to sell Note A-B together with the Senior Notes, without the Note A-B Holder’s consent, subject to satisfaction of the following conditions:

(A)             the Special Servicer has delivered to the Note A-B Holder: (a) at least fifteen (15) Business Days’ prior written notice of any decision to attempt to sell the Mortgage Loan; (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale, (c) at least ten (10) days prior to the proposed sale date, a copy of the most recent Appraisal for the Mortgage Loan, and any documents in the servicing file reasonably requested by the Note A-B Holder that are material to the sale price of the Mortgage Loan and (d) until the sale is completed and a reasonable period of time (but no less time than is afforded to other offerors and the Controlling Class Representative (as such term is defined in the Servicing Agreement)) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by any Servicer in connection with the proposed sale;

(B)              all offers are to be submitted to the Trustee in writing;

(C)              whether any cash offer constitutes a fair price for the Notes shall be determined by the Trustee; provided, that no offer from an Interested Person (as defined in the Servicing Agreement) shall constitute a fair price unless (a) it is the highest offer received and (b) at least two bona fide other offers are received from independent third parties;

(D)             in determining whether any offer received represents a fair price for the Notes, the Trustee shall be supplied with and shall rely on the most recent Appraisal or updated Appraisal conducted in accordance with the Servicing Agreement within the preceding nine (9) month period or, in the absence of any such Appraisal, on a new Appraisal;

(E)             the Trustee may conclusively rely on the opinion of an Independent (as defined in the Servicing Agreement) appraiser or other Independent (as defined in the Servicing Agreement) expert in real estate

34

matters retained by the Trustee at the expense of the Noteholders in connection with making such determination; and

(F)              the Note A-B Holder shall be permitted to submit an offer at any sale of the Mortgage Loan unless such Person is the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party.

The Note A-B Holder hereby appoints the Lead Noteholder (or the Servicer acting on its behalf) as its agent, and grants to the Lead Noteholder an irrevocable power of attorney coupled with an interest, and its proxy, for the purpose of soliciting and accepting offers for and consummating the sale of Note A-B. The Note A-B Holder further agrees that, upon the request of the Lead Noteholder, it shall execute and deliver to or at the direction of the Lead Noteholder (or the Servicer acting on its behalf) such powers of attorney or other instruments as the Lead Noteholder may reasonably request to better assure and evidence the foregoing appointment and grant, in each case promptly following request, and shall deliver originals of Note A-B, endorsed in blank, to or at the direction of the Lead Noteholder (or the Servicer acting on its behalf) in connection with the consummation of any such sale.

The authority of the Lead Noteholder to sell Note A-B and the obligations of the Note A-B Holder to execute and deliver instruments or deliver Note A-B, upon request of the Lead Noteholder, shall terminate and cease to be of any further force or effect upon the date, if any, upon which the Securitization is terminated in accordance with its terms.

In addition, if, upon the Mortgage Loan becoming a Defaulted Mortgage Loan, the Lead Noteholder (or the Special Servicer acting on its behalf) determines to sell the Defaulted Mortgage Loan or the Lead Note, it will be required to sell the Non-Lead Note together with the Lead Note. Any such sale of Non-Lead Note shall require the written consent of the Non-Controlling Senior Noteholder (provided that such consent is not required if the Non-Controlling Senior Noteholder is the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party) unless the Special Servicer has delivered to the Non-Controlling Senior Noteholder: (a) at least fifteen (15) Business Days’ prior written notice of any decision to attempt to sell the Mortgage Loan; (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale, (c) at least ten (10) days prior to the proposed sale date, a copy of the most recent Appraisal for the Mortgage Loan, and any documents in the servicing file reasonably requested by the Non-Controlling Senior Noteholder that are material to the sale price of the Mortgage Loan and (d) until the sale is completed and a reasonable period of time (but no less time than is afforded to other offerors and the Subordinate Class Representative (as such term is defined in the Servicing Agreement)) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by any Servicer in connection with the proposed sale. A Non-Controlling Senior Noteholder may waive any of the delivery or timing requirements set forth in this paragraph as to itself. Subject to the foregoing, each of the Non-Controlling Senior Noteholder shall be permitted to submit an offer at any sale of the Mortgage Loan unless such Person is the Mortgage Loan Borrower or an agent or Affiliate of the Mortgage Loan Borrower.

35

(m)             The Servicing Agreement shall provide that during the continuation of a Control Appraisal Period, the Lead Senior Noteholder (or the Servicer acting on its behalf) shall be required: (i) to provide copies of any notice, information and report that it is required to provide to the controlling class representative pursuant to the Servicing Agreement with respect to any Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the Mortgage Loan, to each Non-Controlling Senior Noteholder (or its controlling class representative), within the same time frame it is required to provide to the controlling class representative (for this purpose, without regard to whether such items are actually required to be provided to the controlling class representative in the Lead Securitization under the Servicing Agreement due to the occurrence of a Control Termination Event (as defined in the Servicing Agreement) or a Consultation Termination Event (as defined in the Servicing Agreement)); and (ii) to consult with each Non-Controlling Senior Noteholder (or its controlling class representative) on a strictly non-binding basis, to the extent having received such notices, information and reports, such Non-Controlling Senior Noteholder (or its controlling class representative) requests consultation with respect to any such Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the Mortgage Loan, and consider alternative actions recommended by such Non-Controlling Senior Noteholder (or its controlling class representative); provided that after the expiration of a period of ten (10) Business Days from the delivery to the Non-Controlling Senior Noteholder (or its controlling class representative) by the Lead Senior Noteholder of written notice of a proposed action, together with copies of the notice, information and report required to be provided to the controlling class representative, the Lead Senior Noteholder (or the Servicer acting on its behalf) shall no longer be obligated to consult with the Non-Controlling Senior Noteholder (or its controlling class representative), whether or not the Non-Controlling Senior Noteholder (or its controlling class representative) have responded within such ten (10) Business Day period (unless, the Lead Senior Noteholder (or the Servicer acting on its behalf) proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) Business Day period shall be deemed to begin anew from the date of such proposal and delivery of all information relating thereto). Notwithstanding the consultation rights of the Non-Controlling Senior Noteholder (or its controlling class representative) set forth in the immediately preceding sentence, the Lead Senior Noteholder (or Servicer acting on its behalf) may make any Major Decision or take any action set forth in the Asset Status Report before the expiration of the aforementioned ten (10) Business Day period if the Lead Senior Noteholder Note A-A-1 Holder (or Servicer acting on its behalf) determines that immediate action with respect thereto is necessary to protect the interests of the Noteholders. In no event shall the Lead Senior Noteholder (or Servicer acting on its behalf) be obligated at any time to follow or take any alternative actions recommended by a Non-Controlling Senior Noteholder (or its controlling class representative). In addition to the consultation rights of the Non-Controlling Senior Noteholder (or its controlling class representatives), during the continuation of a Control Appraisal Period the Non-Controlling Senior Noteholder shall have the right to attend annual meetings (either telephonically or in person, in the discretion of the Servicer) with the Lead Senior Noteholder (or the Servicer acting on its behalf) at the offices of the Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Servicer, as applicable, in which servicing issues related to the Mortgage Loan are discussed.

Section 6.                Appointment of the Controlling Noteholder Representative.

36

(a)                       The Controlling Noteholder shall have the right at any time to appoint a representative (the “Controlling Noteholder Representative”) to exercise its rights hereunder. The Controlling Noteholder shall have the right in its sole discretion at any time and from time to time to remove and replace the Controlling Noteholder Representative. When exercising its various rights under Section 5 and elsewhere in this Agreement, the Controlling Noteholder may, at its option, in each case, act through the Controlling Noteholder Representative. The Controlling Noteholder Representative may be any Person (other than the Mortgage Loan Borrower, its principal or any Affiliate of the Mortgage Loan Borrower), including, without limitation, the Controlling Noteholder, any officer or employee of the Controlling Noteholder, any Affiliate of the Controlling Noteholder or any other unrelated third party. No such Controlling Noteholder Representative shall owe any fiduciary duty or other duty to any other Person (other than the Controlling Noteholder). All actions that are permitted to be taken by the Controlling Noteholder under this Agreement may be taken by the Controlling Noteholder Representative acting on behalf of the Controlling Noteholder and the Lead Senior Noteholder will accept such actions of the Controlling Noteholder Representative as actions of the Controlling Noteholder. The Lead Senior Noteholder (or any Servicer on its behalf) shall not be required to recognize any Person as an Controlling Noteholder Representative until the Controlling Noteholder has notified the Lead Senior Noteholder (and any Servicer) of such appointment and, if the Controlling Noteholder Representative is not the same Person as the Controlling Noteholder, the Controlling Noteholder Representative provides the Lead Senior Noteholder (and any Servicer) with written confirmation of its acceptance of such appointment, an address (including e-mail) and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such person with whom the parties to this Agreement may deal (including their names, titles, work addresses (including e-mail) and telecopy numbers). The Lead Senior Noteholder hall promptly deliver such information to any Servicer.

(b)                      Neither the Controlling Noteholder Representative nor the Controlling Noteholder will have any liability to the Lead Senior Noteholder, Non-Lead Senior Noteholder or any other Person for any action taken, or for refraining from the taking of any action pursuant to this Agreement or the Servicing Agreement, or errors in judgment, absent any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence. The Senior Noteholders and the Note A-B Holder agree that the Controlling Noteholder Representative and any Controlling Noteholder (whether acting in place of the Controlling Noteholder Representative when no Controlling Noteholder Representative shall have been appointed hereunder or otherwise exercising any right, power or privilege granted to such Controlling Noteholder hereunder) may take or refrain from taking actions that favor the interests of one Noteholder over the other Noteholders, and that the Controlling Noteholder Representative may have special relationships and interests that conflict with the interests of a Noteholder and, absent willful misfeasance, bad faith or gross negligence on the part of the Controlling Noteholder Representative or such Controlling Noteholder, as the case may be, agree to take no action against the Controlling Noteholder Representative, such Controlling Noteholder or any of their respective officers, directors, employees, principals or agents as a result of such special relationships or interests, and that neither the Controlling Noteholder Representative nor such Controlling Noteholder will be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance or to have recklessly disregarded any

37

exercise of its rights by reason of its having acted or refrained from acting solely in the interests of any Senior Noteholder or the Note A-B Holder, as applicable.

(c)                       If the Lead Senior Noteholder is the Controlling Noteholder, the Note A-B Holder acknowledges and agrees all of the aforementioned rights and obligations of the Controlling Noteholder and the Controlling Noteholder Representative set forth in Section 5(f) and this Section 6 shall be exercisable by the Lead Senior Noteholder (or the applicable Person specified in the Servicing Agreement) to the extent set forth in the Servicing Agreement.

Section 7.                                Special Servicer. Subject to the terms of the Servicing Agreement, the Controlling Noteholder (or its Controlling Noteholder Representative), at its expense (including, without limitation, the reasonable costs and expenses of counsel to any third parties and costs and expenses of the terminated Special Servicer), shall have the right to appoint a replacement Special Servicer under the Servicing Agreement, with or without cause, upon at least ten (10) Business Days’ prior notice to the Special Servicer (provided, however, that the Controlling Noteholder (or its Controlling Noteholder Representative) shall not be liable for any termination or similar fee in connection with the removal of the Special Servicer in accordance with this Section 7); any such termination not to be effective unless and until (A)(i) the Senior Noteholders have consented to such appointment or (ii) after a Securitization, each Rating Agency delivers Rating Agency Confirmation with respect to the identity of any such replacement Special Servicer; (B) the initial or successor Special Servicer has assumed in writing (from and after the date such successor Special Servicer becomes the Special Servicer) all of the responsibilities, duties and liabilities of the Special Servicer under the Servicing Agreement from and after the date it becomes the Special Servicer as they relate to such Mortgage Loan pursuant to an assumption agreement reasonably satisfactory to the Trustee; and (C) the Senior Noteholders have or, after a Securitization, the Trustee has received an opinion of counsel reasonably satisfactory to the Trustee to the effect that (x) such replacement will be bound by the terms of the Servicing Agreement with respect to such Mortgage Loan and (y) subject to customary qualifications and exceptions, the applicable servicing agreement will be enforceable against such replacement in accordance with its terms. The Controlling Noteholder shall promptly provide copies to any terminated Special Servicer of the documents referred to in the preceding sentence. Notwithstanding the foregoing, while Natixis is the Controlling Holder it shall not have the right to remove and appoint a replacement Special Servicer.

Notwithstanding the foregoing, after the Securitization Date, if the “retaining sponsor” in the Lead Securitization has sold an “eligible horizontal interest” to a “third party purchaser” in accordance with Section 7 of the Credit Risk Retention Rule, each Noteholder agrees that the Special Servicer may be replaced upon (a) the recommendation of the Operating Advisor appointed under the Servicing Agreement if the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer has failed to comply with the Servicing Standard and (2) a replacement of the Special Servicer would be in the best interest of the holders of the certificates, and (b) the subsequent affirmative vote of “ABS interests” (as defined in Section 2 of the Credit Risk Retention Rule). However, the Controlling Noteholder shall retain its right to subsequently remove and replace the Special Servicer, but the Note A-A-1 Holder shall not restore a Special Servicer that has been replaced pursuant to the preceding sentence.

38

Section 8.                                     Payment Procedure.

(a)                       The Lead Senior Noteholder (or the Servicer on its behalf), in accordance with the priorities set forth in Section 3 or 4, as applicable, and subject to the terms of the Servicing Agreement, shall deposit or cause to be deposited all payments and collections on the Mortgage Loan allocable to the Notes to the Collection Account for the Notes established pursuant to the Servicing Agreement. The Lead Senior Noteholder (or the Servicer on its behalf) shall establish a segregated sub-account for amounts due to the Senior Noteholders and the Note A-B Holder. The Lead Senior Noteholder (or the Servicer acting on its behalf) shall deposit such amounts to the applicable account within two (2) Business Days of receipt of properly identified payments and collections by the Lead Senior Noteholder (or the Servicer acting on its behalf) from or on behalf of the Mortgage Loan Borrower.

(b)                      If the Lead Senior Noteholder (or the Servicer on its behalf) determines, or a court of competent jurisdiction orders, at any time that any amount received or collected in respect of a Note must, pursuant to any insolvency, bankruptcy, fraudulent conveyance, preference or similar law, be returned to the Mortgage Loan Borrower or paid to any Servicer or any other Person, then, notwithstanding any other provision of this Agreement, the Lead Senior Noteholder (or the Servicer on its behalf) shall not be required to distribute any portion thereof to such Noteholder, and such Noteholder will promptly on demand by the Lead Senior Noteholder (or the Servicer on its behalf) repay to the Lead Senior Noteholder (or the Servicer on its behalf) any portion thereof that the Lead Senior Noteholder (or the Servicer on its behalf) shall have theretofore distributed to such Noteholder together with interest thereon at such rate, if any, as the Lead Senior Noteholder shall have been required to pay to any Mortgage Loan Borrower, any Servicer or such other Person with respect thereto.

(c)                       If, for any reason, the Lead Senior Noteholder (or the Servicer on its behalf) makes any payment to the Non-Lead Senior Noteholder or the Note A-B Holder before the Lead Senior Noteholder (or the Servicer on its behalf) has received the corresponding payment (it being understood that the Lead Senior Noteholder (or the Servicer on its behalf) is under no obligation to do so), and the Lead Senior Noteholder (or the Servicer on its behalf) does not receive the corresponding payment within three (3) Business Days of its payment to the Non-Lead Senior Noteholder or the Note A-B Holder, the Non-Lead Senior Noteholder and the Note A-B Holder, as applicable shall, at the Lead Senior Noteholder (or the Servicer’s on its behalf) request, promptly return that payment to the Lead Senior Noteholder (or the Servicer on its behalf).

(d)                      Each Noteholder agrees that if at any time it shall receive from any sources whatsoever any payment on account of the Mortgage Loan in excess of its distributable share thereof, it will promptly remit such excess to the Lead Senior Noteholder (or the Servicer on its behalf) subject to this Agreement and the Servicing Agreement. The Lead Senior Noteholder (or the Servicer on its behalf) shall have the right to offset any amounts due hereunder from a Noteholder with respect to the Mortgage Loan against any future payments due to such Noteholder under the Mortgage Loan, provided, that each Noteholder’s obligations under this Section 8 are separate and distinct obligations from one another and in no event shall the Lead Senior Noteholder (or the Servicer on its behalf) enforce the obligations of one Noteholder

39

against another Noteholder. Each Noteholder’s obligations under this Section 8 constitute absolute, unconditional and continuing obligations.

Section 9.                                    Limitation on Liability of the Noteholders. The Senior Noteholders (including any Servicer, except as otherwise provided in the Servicing Agreement) shall have no liability to the Note A-B Holder with respect to Note A-B except with respect to losses actually suffered due to the gross negligence, willful misconduct or breach of this Agreement on the part of a Senior Noteholder. The Note A-B Holder shall have no liability to the Senior Noteholders with respect to any Senior Note except with respect to losses actually suffered by such Senior Noteholder due to the gross negligence, willful misconduct or breach of this Agreement on the part of the Note A-B Holder.

The Note A-B Holder acknowledges that, subject to the terms and conditions hereof and the obligation of the Lead Senior Noteholder (including any Servicer) to comply with, and except as otherwise required by, the Servicing Standard, the Lead Senior Noteholder (including any Servicer) may exercise, or omit to exercise, any rights that the Lead Senior Noteholder may have under this Agreement and the Servicing Agreement in a manner that may be adverse to the interests of the Note A-B Holder and that the Lead Senior Noteholder (including any Servicer) shall have no liability whatsoever to the Note A-B Holder in connection with the Senior Noteholders’ exercise of rights or any omission by the Senior Noteholders to exercise such rights other than as described above; provided, however, that the Servicer must act in accordance with the Servicing Standard, this Agreement and the Servicing Agreement and the Lead Senior Noteholder shall not be protected against any liability to the Note A-B Holder that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence.

Each of the Senior Noteholders acknowledges that, subject to the terms and conditions hereof, the Note A-B Holder may exercise, or omit to exercise, any rights that the Note A-B Holder may have under this Agreement and the Servicing Agreement in a manner that may be adverse to the interests of the Senior Noteholders and that the Note A-B Holder shall have no liability whatsoever to the Senior Noteholders in connection with the Note A-B Holder’s exercise of rights or any omission by the Note A-B Holder to exercise such rights; provided, however, that the Note A-B Holder shall not be protected against any liability to the Senior Noteholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence.

Section 10.                          Bankruptcy. Subject to the provisions of Section 5(f) hereof, the Non-Lead Senior Noteholder and the Note A-B Holder hereby covenant and agree that only the Lead Senior Noteholder (or the Servicer on its behalf) has the right to institute, file, commence, acquiesce, petition under Bankruptcy Code Section 303 or otherwise or join any Person in any such petition or otherwise invoke or cause any other Person to invoke an Insolvency Proceeding with respect to or against the Mortgage Loan Borrower or seek to appoint a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official with respect to the Mortgage Loan Borrower or all or any part of its property or assets or ordering the winding-up or liquidation of the affairs of the Mortgage Loan Borrower. Subject to the provisions of Section 5(f) hereof, the Non-Lead Senior Noteholder and the Note A-B Holder further agree that only the Lead Senior Noteholder, as a creditor, can make any election, give any consent, commence any action or file any motion, claim, obligation, notice or application or take any other action in any

40

case by or against the Mortgage Loan Borrower under the Bankruptcy Code or in any other Insolvency Proceeding. The Non-Lead Senior Noteholder and the Note A-B Holder hereby appoint the Lead Senior Noteholder as their agent, and grants to the Lead Senior Noteholder an irrevocable power of attorney coupled with an interest, and its proxy, for the purpose of exercising any and all rights and taking any and all actions available to the Non-Lead Senior Noteholder and the Note A-B Holder in connection with any case by or against the Mortgage Loan Borrower under the Bankruptcy Code or in any other Insolvency Proceeding, including, without limitation, the right to file and/or prosecute any claim, vote to accept or reject a plan, to make any election under Section 1111(b) of the Bankruptcy Code with respect to the Mortgage Loan, and to file a motion to modify, lift or terminate the automatic stay with respect to the Mortgage Loan. Each of the Non-Lead Senior Noteholder and the Note A-B Holder hereby agrees that, upon the request of the Lead Senior Noteholder, each of the Non-Lead Senior Noteholder and the Note A-B Holder shall execute, acknowledge and deliver to the Lead Senior Noteholder all and every such further deeds, conveyances and instruments as the Lead Senior Noteholder may reasonably request for the better assuring and evidencing of the foregoing appointment and grant. All actions taken by the Servicer in connection with any Insolvency Proceeding are subject to and must be in accordance with the Servicing Standard and this Agreement.

Section 11.                               Cure Rights of the Note A-B Holder.

(a)                       Subject to Section 11(b) below, in the event that the Mortgage Loan Borrower fails to make any payment of principal or interest on the Mortgage Loan by the end of the applicable grace period for such payment permitted under the applicable Mortgage Loan Documents (a “Monetary Default”), the Lead Senior Noteholder shall promptly provide notice to the Note A-B Holder and the Controlling Noteholder Representative of such default (the “Monetary Default Notice”). The Note A-B Holder shall have the right, but not the obligation, to cure such Monetary Default within ten (10) Business Days after receiving the Monetary Default Notice (the “Cure Period”). At the time a payment is made to cure a Monetary Default, the Note A-B Holder shall pay or reimburse the Senior Noteholders for all unreimbursed Advances (whether or not recoverable), Advance Interest Amounts, any unpaid fees to any Servicer and any Additional Servicing Expenses. The Note A-B Holder shall not be required, in order to effect a cure hereunder, to pay any default interest or late charges under the Mortgage Loan Documents. So long as a Monetary Default exists for which a cure payment permitted hereunder is made, such Monetary Default shall not be treated as an Event of Default by the Senior Noteholders (including for purposes of (i) the definition of “Sequential Pay Event,” (ii) accelerating the Mortgage Loan, modifying, amending or waiving any provisions of the Mortgage Loan Documents or commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the Mortgaged Property, or (iii) treating the Mortgage Loan as a Specially Serviced Mortgage Loan); provided that such limitation shall not prevent the Lead Senior Noteholder from collecting default interest or late charges from the Mortgage Loan Borrower. Any amounts advanced by a Noteholder on behalf of the Mortgage Loan Borrower to effect any cure shall be reimbursable to such Noteholder under Section 3 or Section 4, as applicable.

(b)                      Notwithstanding anything to the contrary contained in Section 11(a), the Note A-B Holder shall be limited to six (6) cures of Monetary Defaults in any 12 month period,

41

but in no event more than twelve (12) cures of Monetary Defaults over the term of the Mortgage Loan, and six (6) cures of Non-Monetary Defaults over the term of the Mortgage Loan, it being understood that a Non-Monetary Default Cure Period that may extend longer than one month in accordance with Section 11(d) shall be considered to be a single cure. Additional Cure Periods shall only be permitted with the consent of the Lead Senior Noteholder.

(c)                       No action taken by the Note A-B Holder in accordance with this Agreement shall excuse performance by the Mortgage Loan Borrower of its obligations under the Mortgage Loan Documents and the Senior Noteholders’ rights under the Mortgage Loan Documents shall not be waived or prejudiced by virtue of the Note A-B Holder’s actions under this Agreement. Subject to the terms of this Agreement, the Note A-B Holder shall be subrogated to the Senior Noteholders’ rights to any payment owing to the Senior Noteholder for which the Note A-B Holder makes a cure payment as permitted under this Section 11 but such subrogation rights may not be exercised against the Mortgage Loan Borrower until 91 days after the Note is paid in full.

(d)                      If an Event of Default (other than a Monetary Default) occurs and is continuing under the Mortgage Loan Documents (a “Non-Monetary Default”), the Lead Senior Noteholder (or the Servicer on its behalf) shall promptly provide notice to the Note A-B Holder and the Controlling Noteholder Representative of such failure (the “Non-Monetary Default Notice”) and the Note A-B Holder shall have the right, but not the obligation, to cure such Non-Monetary Default within ten (10) days from the later of (i) the expiration of the cure period of the Mortgage Loan Borrower under the Mortgage Loan Documents and (ii) receipt of the Non-Monetary Default Notice; provided, however, if such Non-Monetary Default is susceptible of cure but cannot reasonably be cured within such period and if curative action was promptly commenced and is being diligently pursued by the Note A-B Holder, the Note A-B Holder shall be given an additional period of time as is reasonably necessary to enable the Note A-B Holder in the exercise of due diligence to cure such Non-Monetary Default for so long as (i) the Note A-B Holder diligently and expeditiously proceeds to cure such Non-Monetary Default, (ii) the Note A-B Holder makes all cure payments that it is permitted to make in accordance with the terms and provisions of Section 11(a) hereof, (iii) such additional period of time does not exceed sixty (60) days, (iv) such Non-Monetary Default is not caused by an Insolvency Proceeding or during such period of time that the Note A-B Holder has to cure a Non-Monetary Default in accordance with this Section 11(d) (the “Non-Monetary Default Cure Period”), an Insolvency Proceeding does not occur and (v) during such Non-Monetary Default Cure Period, there is no material adverse effect on the Mortgage Loan Borrower or the Mortgaged Property or the value of the Mortgage Loan as a result of such Non-Monetary Default or the attempted cure.

Section 12.                              Purchase of the Senior Notes by the Note A-B Holder. The Note A-B Holder shall have the right, by written notice to the Senior Noteholders (a “Noteholder Purchase Notice”), delivered at any time an Event of Default under the Mortgage Loan has occurred and is continuing, to purchase, in immediately available funds, both of the Senior Notes in whole but not in part at the applicable Defaulted Mortgage Loan Purchase Price. Upon the delivery of the Noteholder Purchase Notice to the Senior Noteholders, the Senior Noteholders shall sell (and the Note A-B Holder shall purchase) the Senior Notes (including, without limitation, any Notes therein) at the applicable Defaulted Mortgage Loan Purchase Price, on a date (the “Defaulted Note Purchase Date”) (i) not more than fifteen (15) Business Days after the

42

written exercise by the Note A-B Holder to purchase the Senior Notes or (ii) not more than forty (40) days after the written exercise by the Note A-B Holder to purchase the Senior Notes if the Note A-B Holder deposits 10% of the Defaulted Mortgage Loan Purchase Price with the Senior Noteholder within ten (10) Business Days after the written exercise of the Note A-B Holder to purchase the Senior Notes. The Noteholder Purchase Notice shall contain a statement that the Note A-B Holder’s failure to purchase the Senior Notes on a Defaulted Note Purchase Date will result in the termination of such right. The Note A-B Holder agrees that the sale of the Senior Notes shall comply with all requirements of the Servicing Agreement and that all costs and expenses related thereto shall be paid by the Note A-B Holder. The Defaulted Mortgage Loan Purchase Price shall be calculated by the Lead Senior Noteholder (or the Servicer on its behalf) three (3) Business Days prior to the Defaulted Note Purchase Date (and such calculation shall be accompanied by a listing of all amounts included in the Defaulted Mortgage Loan Purchase Price), and shall, absent manifest error, be binding upon the Note A-B Holder. Concurrently with the payment to the Senior Noteholders in immediately available funds of its respective portion of the applicable Defaulted Mortgage Loan Purchase Price, the Senior Noteholders shall execute at the sole cost and expense of the Note A-B Holder in favor of the Note A-B Holder assignment documentation that will assign the Senior Notes and the Mortgage Loan Documents without recourse, representations or warranties (except each of the Senior Noteholders will represent and warrant that it had good and marketable title to, was the sole owner and holder of, and had power and authority to deliver the Mortgage Loan or Note, as applicable, free and clear of all liens and encumbrances). The right of the Note A-B Holder to purchase the Senior Notes shall automatically terminate upon a foreclosure sale, sale by power of sale or acceptance of a deed in lieu of foreclosure with respect to the Mortgaged Property (and the Lead Senior Noteholder shall give the Note A-B Holder fifteen (15) days’ notice of its intent with respect to any such action). Notwithstanding the foregoing sentence, if title to the Mortgaged Property is transferred to the Lead Senior Noteholder (or a designee on its behalf) less than fifteen (15) days after the acceleration of the Mortgage Loan, the Lead Senior Noteholder shall notify the Note A-B Holder of such transfer and the Note A-B Holder shall have a fifteen (15) day period from the date of such notice from the Lead Senior Noteholder to deliver the Noteholder Purchase Notice to the Senior Noteholders, in which case the Note A-B Holder will be obligated to purchase the Mortgaged Property, in immediately available funds, within such fifteen (15) day period at the applicable Defaulted Mortgage Loan Purchase Price.

Section 13.                           Representations of the Note A-B Holder. The Note A-B Holder represents, and it is specifically understood and agreed, that it is acquiring Note A-B for its own account in the ordinary course of its business and the Senior Noteholders shall otherwise have no liability or responsibility to the Note A-B Holder except as expressly provided herein or for actions that are taken or omitted to be taken by any Senior Noteholder that constitute gross negligence or willful misconduct or that constitute a breach of this Agreement. The Note A-B Holder represents and warrants that the execution, delivery and performance of this Agreement is within its corporate powers, has been duly authorized by all necessary corporate action, and does not contravene its charter or any law or contractual restriction binding upon the Note A-B Holder, and that this Agreement is the legal, valid and binding obligation of the Note A-B Holder enforceable against the Note A-B Holder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at

43

law), and except that the enforcement of rights with respect to indemnification and contribution obligations may be limited by applicable law. The Note A-B Holder represents and warrants that it is duly organized, validly existing, in good standing and possesses of all licenses and authorizations necessary to carry on its business. The Note A-B Holder represents and warrants that (a) this Agreement has been duly executed and delivered by the Note A-B Holder, (b) to the Note A-B Holder’s actual knowledge, all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by the Note A-B Holder have been obtained or made, (c) to the Note A-B Holder’s actual knowledge, there is no pending action, suit or proceeding, arbitration or governmental investigation against the Note A-B Holder, an adverse outcome of which would materially and adversely affect its performance under this Agreement and (d) the acquisition and holding of Note A-B will not result in a non-exempt violation of any applicable federal, state or local law that is materially similar to Section 406 of ERISA or Section 4975 of the Code.

The Note A-B Holder acknowledges that the Senior Noteholders do not owe the Note A-B Holder any fiduciary duty with respect to any action taken under the Mortgage Loan Documents and, except as provided herein, need not consult with the Note A-B Holder with respect to any action taken by any Senior Noteholder in connection with the Mortgage Loan.

The Note A-B Holder expressly and irrevocably waives for itself and any Person claiming through or under the Note A-B Holder any and all rights that it may have under Section 1315 of the New York Real Property Actions and Proceedings Law or the provisions of any similar law which purports to give a junior loan Noteholder the right to initiate any loan enforcement or foreclosure proceedings.

Section 14.                              Representations of the Senior Noteholders. Each of the Senior Noteholders represents and warrants that the execution, delivery and performance of this Agreement is within its respective corporate powers, has been duly authorized by all necessary corporate action, and does not contravene such Senior Noteholder’s charter or any law or contractual restriction binding upon such Senior Noteholder, and that this Agreement is the legal, valid and binding obligation of such Senior Noteholder, enforceable against it in accordance with its terms. Each of the Senior Noteholders represents and warrants that it is duly organized, validly existing, in good standing and possession of all licenses and authorizations necessary to carry on its business. Each of the Senior Noteholders represents and warrants that (a) this Agreement has been duly executed and delivered by such Senior Noteholder, (b) to such Senior Noteholder’s actual knowledge, all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by such Senior Noteholder have been obtained or made and (c) to each of the Senior Noteholder’s actual knowledge, there is no pending action, suit or proceeding, arbitration or governmental investigation against such Senior Noteholder, an adverse outcome of which would materially and adversely affect its performance under this Agreement.

Section 15.                              Independent Analysis of the Note A-B Holder. The Note A-B Holder acknowledges that it has, independently and without reliance upon any Senior Noteholder, except with respect to the representations and warranties provided by the Senior Noteholders herein, and based on such documents and information as it has deemed appropriate,

44

made its own credit analysis and decision to purchase Note A-B and the Note A-B Holder accepts responsibility therefor. The Note A-B Holder hereby acknowledges that, other than the representations and warranties provided herein, the Senior Noteholders have made no representations or warranties with respect to the Mortgage Loan, subject to such representations and warranties as provided by the Senior Noteholders herein, and that the Senior Noteholders shall have no responsibility for (i) the collectibility of the Mortgage Loan, (ii) the validity, enforceability or legal effect of any of the Mortgage Loan Documents or the title insurance policy or policies or any survey furnished or to be furnished to the Senior Noteholders in connection with the origination of the Mortgage Loan, (iii) the validity, sufficiency or effectiveness of the lien created or to be created by the Mortgage Loan Documents, or (iv) the financial condition of the Mortgage Loan Borrower. Each Senior Noteholder assumes all risk of loss in connection with its Senior Note except as specifically set forth herein. The Note A-B Holder assumes all risk of loss in connection with Note A-B except as specifically set forth herein.

Section 16.                           No Creation of a Partnership or Exclusive Purchase Right. Nothing contained in this Agreement, and no action taken pursuant hereto shall be deemed to constitute the relationship created hereby among any of the Noteholders as a partnership, association, joint venture or other entity. The Senior Noteholders shall have no obligation whatsoever to offer to the Note A-B Holder the opportunity to purchase a Note interest in any future loans originated by any Senior Noteholder or its Affiliates and if any Senior Noteholder chooses to offer to the Note A-B Holder the opportunity to purchase a Note interest in any future mortgage loans originated by such Senior Noteholder or its Affiliates, such offer shall be at such purchase price and interest rate as such Senior Noteholder chooses, in its sole and absolute discretion. The Note A-B Holder shall not have any obligation whatsoever to purchase from any Senior Noteholder a Note interest in any future loans originated by such Senior Noteholder or its Affiliates.

Section 17.                         Not a Security. Note A-B shall not be deemed to be a security within the meaning of the Securities Act of 1933 or the Securities Exchange Act of 1934.

Section 18.                         Other Business Activities of the Noteholders. Each Noteholder acknowledges that any Noteholder or its Affiliates may make loans or otherwise extend credit to, and generally engage in any kind of business with, any Affiliate of the Mortgage Loan Borrower Related Party, and receive payments on such other loans or extensions of credit to Mortgage Loan Borrower Related Parties and otherwise act with respect thereto freely and without accountability in the same manner as if this Agreement and the transactions contemplated hereby were not in effect.

Section 19.                          Sale of the Senior Notes and Note A-B.

(a)                       The Note A-B Holder agrees that it will not Transfer all or any portion of Note A-B except that the Note A-B Holder shall have the right to Transfer its respective Note, or any portion thereof, without the consent of the Senior Noteholders or any other Person (i) to a Qualified Transferee, or (ii) to an entity that is not a Qualified Transferee, provided that:

45

(A) in the case of both clauses (i) and (ii) such transfer would not cause Note A-B to be directly held by more than five (5) Persons, and

(B) in the case of clause (ii) the Note A-B Holder obtains (1) prior to a Securitization, the consent of the Lead Senior Noteholder, which shall not be unreasonably withheld, delayed or conditioned and (2) after a Securitization, Rating Agency Confirmation (and for avoidance of doubt, no consent of the Lead Senior Noteholder shall be required after a Securitization).

If Note A-B is held by more than one Note A-B Holder at any time, the holders of a majority of the Note A-B Principal Balance shall immediately appoint a representative to exercise all rights of Note A-B hereunder.

Notwithstanding the foregoing, without the Senior Noteholders’ prior consent, which may be withheld in their sole discretion, the Note A-B Holder shall not Transfer all or any portion of Note A-B to the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party and any such Transfer shall be absolutely null and void and shall vest no rights in the purported transferee. The Note A-B Holder agrees it will pay the reasonable documented expenses of the Senior Noteholders (including all expenses of the Master Servicer and the Special Servicer) in connection with any such Transfer by the Note A-B Holder.

(b)                      Notwithstanding the foregoing, the Note A-B Holder shall have the right, without the need to obtain the consent of the Senior Noteholders or any other Person, to Transfer 49% or less (in the aggregate) of its interest in Note A-B to any Person; provided that any such Transfer shall be made in accordance with the other terms of this Section 19.

(c)                       All Transfers of Note A-B, other than transfer of a participation interest in Note A-B, under Sections 19(a) and (b) shall be made upon written notice to the Senior Noteholder not later than the date of such Transfer, and each transferee shall (i) execute an assignment and assumption agreement whereby such transferee represents that it is a Qualified Transferee (except in the case of a transfer of less than 49% of Note A-B) or that the applicable consent and/or confirmation described in Section 19(a) has been obtained and assumes all or a ratable portion, as the case may be, of the obligations of the Note A-B Holder hereunder with respect to Note A-B from and after the date of such assignment (or, in the case, of a pledge, collateral assignment or other encumbrance made in accordance with Section 19(g) by the Note A-B Holder of Note A-B solely as security for a loan to the Note A-B Holder made by a third-party lender whereby the Note A-B Holder remains fully liable under this Agreement, on or before the date on which such lender succeeds to the rights of the Note A-B Holder by foreclosure or otherwise, such third-party lender executes an agreement that such lender shall be bound by the terms and provisions of this Agreement and the obligations of the Note A-B Holder hereunder) and (ii) agree in writing to be bound by the Servicing Agreement.

(d)                      Upon the consummation of a Transfer of all or any portion of a Note in accordance with this Agreement, the transferring Person shall be released from all liability arising under this Agreement with respect to such Note (or the portion thereof that was the subject of such Transfer) for the period after the effective date of such Transfer (it being understood and agreed that the foregoing release shall not apply in the case of a sale, assignment,

46

transfer or other disposition of a participation interest in a Note). In connection with any such permitted transfer of a portion of any Note and for all purposes of this Agreement, the other Noteholders need only recognize the majority holder of the respective Notes for purposes of notices, consents and other communications between the parties and such majority holder of a Note shall be the only Person authorized hereunder to exercise any rights of the respective Noteholder under this Agreement; provided, however, the majority holder of a Note may from time to time designate any other Person as an additional party entitled to receive notices, consents and other communications and/or to exercise rights on behalf of a holder of such Note hereunder by delivering written notice thereof to the other Noteholders, and, from and after delivery of such notice, such designee shall be so authorized hereunder and shall be the only party entitled to receive such notices, consents and such other communications and/or to exercise such rights.

(e)                       In the case of any sale, assignment, transfer or other disposition of a participation interest in a Note, (i) such Noteholder’s obligations under this Agreement shall remain unchanged, (ii) such Noteholder shall remain solely responsible for the performance of such obligations, (iii) the other Noteholders and any Persons acting on its behalf shall continue to deal solely and directly with such Noteholder in connection with such Noteholder’s rights and obligations under this Agreement and the Servicing Agreement, and (iv) all amounts payable hereunder shall be determined as if such Noteholder had not sold such participation interest; provided, however, that if the applicable participant is a Qualified Transferee (and delivers to the other Noteholders a certification from an authorized officer confirming its status as a Qualified Transferee), such Noteholder, by written notice to the other Noteholders, may delegate to such participant such Noteholder’s right to exercise the rights of the Controlling Noteholder hereunder and under the Servicing Agreement; provided, further, however, that upon the occurrence of a Control Appraisal Period with respect to Note A-B, the aforesaid delegation of rights shall terminate and be of no further force and effect.

(f)                         Each of the Senior Noteholders shall have the right to Transfer all or any portion of its Senior Note without the prior consent of any Noteholder except that, no Senior Noteholder may Transfer all or any portion of its Senior Note to the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party and any such Transfer to the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party shall be absolutely null and void and shall vest no rights in the purported transferee.

(g)                      Notwithstanding anything to the contrary contained herein, any Noteholder may pledge or transfer (a “Pledge”) its Note to any entity (other than the Mortgage Loan Borrower or any Affiliate thereof) that has either extended a credit or repurchase facility to, or is involved in the facilitation of a securities issuance program for, such Noteholder and that, in each case, is either a Qualified Transferee or a financial institution whose long-term unsecured debt is rated at least “A” (or the equivalent) or better by each Rating Agency (a “Note Pledgee”), or to a Person with respect to which a Rating Agency Confirmation has been obtained, on terms and conditions set forth in this Section 19(g), it being further agreed that a financing provided by a Note Pledgee to a Noteholder or any Affiliate that Controls such Noteholder that is secured by such Noteholder’s interest in its respective Note and is structured as a repurchase arrangement, shall qualify as a “Pledge” hereunder, provided that a Note Pledgee that is not a Qualified Transferee may not take title to the pledged Note without (a) prior to Securitization, the consent

47

of each other Noteholder and (b) after Securitization, Rating Agency Confirmation. Upon written notice, if any, by the pledging Noteholder to the other Noteholders and the Servicer that a Pledge has been effected (including the name and address of the applicable Note Pledgee), each of the other Noteholders agrees to acknowledge receipt of such notice and thereafter agrees: (i) to give such Note Pledgee written notice of any default by the pledging Noteholder in respect of its obligations under this Agreement of which default such Noteholder has actual knowledge and which shall be given simultaneously with the giving of such notice to the pledging Noteholder; (ii) to allow such Note Pledgee a period of ten (10) Business Days to cure a default by the pledging Noteholders in respect of its obligations to the other Noteholders hereunder, but such Note Pledgee shall not be obligated to cure any such default; (iii) that no amendment, modification, waiver or termination of this Agreement shall be effective against such Note Pledgee without the written consent of such Note Pledgee, which consent shall not be unreasonably withheld, conditioned or delayed and which consent shall be deemed to be given if Note Pledgee shall fail to respond to any request for consent to any such amendment, modification, waiver or termination within 10 Business Days after request thereof; (iv) that such other Noteholder shall accept any cure by such Note Pledgee of any default of the pledging Noteholder which such pledging Noteholder has the right to effect hereunder, as if such cure were made by such pledging Noteholder; (v) that such other Noteholder or any Servicer shall deliver to Note Pledgee such estoppel certificate(s) as Note Pledgee shall reasonably request, provided that any such certificate(s) shall be in a form reasonably satisfactory to such other Noteholder; and (vi) that, upon written notice (a “Redirection Notice”) to the other Noteholders and any Servicer by such Note Pledgee that the pledging Noteholder is in default, beyond any applicable cure periods with respect to the pledging Noteholder’s obligations to such Note Pledgee pursuant to the applicable credit agreement or other agreement relating to the Pledge between the pledging Noteholder and such Note Pledgee (which notice need not be joined in or confirmed by the pledging Noteholder), and until such Redirection Notice is withdrawn or rescinded by such Note Pledgee, Note Pledgee (or at any time that the pledging Noteholder otherwise directs that such payments be made to Note Pledgee pursuant to a separate notice) shall be entitled to receive any payments that any Noteholder or Servicer would otherwise be obligated to pay to the pledging Noteholder from time to time pursuant to this Agreement or any Servicing Agreement. Any pledging Noteholder hereby unconditionally and absolutely releases the other Noteholders and any Servicer from any liability to the pledging Noteholder on account of any Noteholder’s or Servicer’s compliance with any Redirection Notice believed by any Servicer or other Noteholder in good faith to have been delivered by a Note Pledgee. Note Pledgee shall be permitted to exercise fully its rights and remedies against the pledging Noteholder (and accept an assignment in lieu of foreclosure as to such collateral), in accordance with applicable law, the pledge agreement, repurchase agreement or similar agreement between the pledging Noteholder and the Note Pledgee and this Agreement. In such event, or if the pledging Noteholder otherwise assigns its interests to the Note Pledgee, the other Noteholder and any Servicer shall recognize such Note Pledgee (and any transferee other than the Mortgage Loan Borrower or any Affiliate thereof that is also a Qualified Transferee at any foreclosure or similar sale held by such Note Pledgee or any transfer in lieu of foreclosure), and its successor and assigns, as the successor to the pledging Noteholder’s rights, remedies and obligations under this Agreement, and any such Note Pledgee or Qualified Transferee shall assume in writing the obligations of the pledging Noteholder hereunder accruing from and after such Transfer (i.e., realization upon the collateral by such Note Pledgee) and agrees to be bound by the terms and

48

provisions of this Agreement. The rights of a Note Pledgee under this Section 19(g) shall remain effective as to any Noteholder (and any Servicer) unless and until such Note Pledgee shall have notified any such Noteholder (and any Servicer, as applicable) in writing that its interest in the pledged Note has terminated.

(h)                      Notwithstanding any provisions herein to the contrary, if a conduit (“Conduit”) which is not a Qualified Transferee provides financing to a Noteholder then such Noteholder shall have the right to grant a security interest in its Note to such Conduit notwithstanding that such Conduit is not a Qualified Transferee, if the following conditions are satisfied:

(i)                          The loan (the “Conduit Inventory Loan”) made by the Conduit to such Noteholder to finance the acquisition and holding of its Note will require a third party (the “Conduit Credit Enhancer”) to provide credit enhancement;

(ii)                       The Conduit Credit Enhancer and conduit manager (if Moody’s rates the Securitization) will be a Qualified Transferee;

(iii)                    Such Noteholder will pledge (or sell, transfer or assign as part of a repurchase facility) its interest in the applicable Note to the Conduit as collateral for the Conduit Inventory Loan;

(iv)                   The Conduit Credit Enhancer and the Conduit will agree that, if such Noteholder defaults under the Conduit Inventory Loan, or if the Conduit is unable to refinance its outstanding commercial paper even if there is no default by such Noteholder, the Conduit Credit Enhancer will purchase the Conduit Inventory Loan from the Conduit, and the Conduit will assign the pledge of such Noteholder’s Note to the Conduit Credit Enhancer; and

(v)                      Unless the Conduit is in fact then a Qualified Transferee, the Conduit will not, without obtaining the consent of each other Noteholder, have any greater right to acquire the interests in the Note pledged by such Noteholder, by foreclosure or otherwise, than would any other purchaser that is not a Qualified Transferee at a foreclosure sale conducted by a Note Pledgee.

Section 20.                          Registration of Transfer. In connection with any Transfer of a Note (but excluding any Note Pledgee unless and until it realizes on its Pledge), except for transfer of a participation interest, a transferee shall execute an assignment and assumption agreement as described in Section 19(c) whereby such transferee assumes all of the obligations of the applicable Noteholder hereunder with respect to such Note thereafter accruing and agrees to be bound by the terms of this Agreement, including the restriction on Transfers set forth in Section 19, from and after the date of such assignment. Notwithstanding the preceding sentence, a Trustee shall not be required to execute an assignment and assumption agreement in connection with any Transfer of a Note if the obligations are assumed pursuant to the Servicing Agreement. No transfer of a Note may be made unless it is registered on the Note Register, and the Agent shall not recognize any attempted or purported transfer of any Note in violation of the provisions of Section 19 and this Section 20. Any such purported transfer shall be absolutely null and void

49

and shall vest no rights in the purported transferee. Each Noteholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Agent and any other Noteholder against any liability that may result if the transfer is not made in accordance with the provisions of this Agreement.

Section 21.                           Registration of the Senior Notes and Note A-B. The Agent shall keep or cause to be kept at the Agent Office books (the “Note Register”) for the registration and transfer of the Notes. The Agent shall serve as the initial Note registrar and the Agent hereby accepts such appointment. The names and addresses of the holders of the Notes, the principal amount (and stated interest) of the Notes owing to each Noteholder and the names and addresses of any transferee of any Note of which the Agent has received notice, in the form of a copy of the assignment and assumption agreement referred to in Section 19(c), shall be registered in the Note Register. The Person in whose name a Note is so registered shall be deemed and treated as the sole owner and holder thereof for all purposes of this Agreement. Upon request of a Noteholder, the Agent shall provide such party with the names and addresses of the Noteholders. To the extent another party is appointed as Agent hereunder, the Senior Noteholders and the Note A-B Holder hereby designate such person as its agent under this Section 21 solely for purposes of maintaining the Note Register.

Section 22.                             Statement of Intent. The Agent and each Noteholder intend that the Notes be classified and the arrangement hereby be maintained, in a manner consistent with rules applicable to a grantor trust under subtitle A, chapter 1, subchapter J, part I, subpart E of the Code that is a fixed investment trust within the meaning of Treasury Regulation §301.7701-4(c), and the parties will not take any action inconsistent with such classification. It is neither the purpose nor the intent of this Agreement to create a partnership, joint venture, “taxable mortgage pool” or association taxable as a corporation among the parties.

Section 23.                           No Pledge. This Agreement shall not be deemed to represent a pledge of any interest in any Mortgage Loan by the Senior Noteholders to the Note A-B Holder. Except as otherwise provided in this Agreement and the Servicing Agreement, the Note A-B Holder shall not have any interest in any property taken as security for any Mortgage Loan, provided, however, that if any such property or the proceeds of any sale, lease or other disposition thereof shall be received, then the Note A-B Holder shall be entitled to receive its share of such application in accordance with the terms of this Agreement and/or the Servicing Agreement.

Section 24.                        Governing Law; Waiver of Jury Trial. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

50

Section 25.                        Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a)                       SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(b)                      CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c)                       AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH A PARTY HEREIN SHALL HAVE BEEN NOTIFIED; AND

(d)                      AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

Section 26.            Modifications; Amendment. This Agreement shall not be modified, cancelled or terminated except by an instrument in writing signed by the parties hereto (other than as set forth in Section 5(c)) and, after Securitization, any modification that materially affects the rights of the Senior Noteholders shall be subject to Rating Agency Confirmation, except that no Rating Agency Confirmation shall be required in connection with a modification to cure any ambiguity or to correct or supplement any provision herein that may be defective or inconsistent with any other provisions herein or with the Servicing Agreement.

Section 27.            Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Each of the Master Servicer, Special Servicer, and related Trustee is an intended third-party beneficiary of this Agreement. Except as provided herein, none of the provisions of this Agreement shall be for the benefit of or enforceable by any Person not a party hereto. Subject to Section 19, each Noteholder may assign or delegate its rights or obligations under this Agreement. Upon any such assignment, the assignee shall be entitled to all rights and benefits of the assigning Noteholder, hereunder, including, without limitation, the right to make further assignments.

51

Section 28.                     Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart of this Agreement.

Section 29.                              Captions. The titles and headings of the paragraphs of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of the paragraphs and shall not be given any consideration in the construction of this Agreement.

Section 30.                             Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable laws, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 31.                        Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter contained in this Agreement and supersedes all prior agreements, understandings and negotiations between the parties.

Section 32.            Withholding Taxes.

(a)                       If the Lead Senior Noteholder or the Mortgage Loan Borrower shall be required by law to deduct and withhold Taxes from interest, fees or other amounts payable to the Non-Lead Senior Noteholder or the Note A-B Holder with respect to the Mortgage Loan as a result of the Lead Senior Noteholder or the Note A-B Holder constituting a Non-Exempt Person, the Lead Senior Noteholder in its capacity as servicer, shall be entitled to do so with respect to the Non-Lead Senior Noteholder’s or the Note A-B Holder’s interest in such payment (all withheld amounts being deemed paid to the Non-Lead Senior Noteholder or the Note A-B Holder), provided that the Lead Senior Noteholder shall furnish the Non-Lead Senior Noteholder or the Note A-B Holder with a statement setting forth the amount of Taxes withheld, the applicable rate and other information which may reasonably be requested for purposes of assisting the Non-Lead Senior Noteholder or the Note A-B Holder to seek any allowable credits or deductions for the Taxes so withheld in each jurisdiction in which the Non-Lead Senior Noteholder or the Note A-B Holder is subject to tax.

(b)                      The Non-Lead Senior Noteholder and the Note A-B Holder shall and hereby agrees to indemnify the Lead Senior Noteholder against and hold the Lead Senior Noteholder harmless from and against any Taxes, interest, penalties and reasonable attorneys’ fees and disbursements arising or resulting from any failure of the Lead Senior Noteholder (or the Servicer on its behalf) to withhold Taxes from payment made to the Non-Lead Senior Noteholder or the Note A-B Holder in reliance upon any representation, certificate, statement, document or instrument made or provided by the Non-Lead Senior Noteholder or the Note A-B Holder to the Lead Senior Noteholder in connection with the obligation of the Lead Senior Noteholder to withhold Taxes from payments made to the Non-Lead Senior Noteholder or the

52

Note A-B Holder, it being expressly understood and agreed that the Lead Senior Noteholder shall be absolutely and unconditionally entitled to accept any such representation, certificate, statement, document or instrument as being true and correct in all respects and to fully rely thereon without any obligation or responsibility to investigate or to make any inquiries with respect to the accuracy, veracity, correctness or validity of the same.

(c)                       Contemporaneously with the execution of this Agreement and from time to time as reasonably requested by the Lead Senior Noteholder or Servicer during the term of this Agreement, the Non-Lead Senior Noteholder or the Note A-B Holder shall deliver to the Lead Senior Noteholder or Servicer, as applicable, evidence satisfactory to the Lead Senior Noteholder substantiating whether the Non-Lead Senior Noteholder or the Note A-B Holder is a Non-Exempt Person and whether the Lead Senior Noteholder is obligated under applicable law to withhold Taxes on sums paid to it with respect to the Mortgage Loan or otherwise under this Agreement. Without limiting the effect of the foregoing, (i) if the Non-Lead Senior Noteholder or the Note A-B Holder is created or organized under the laws of the United States, any state thereof or the District of Columbia, it shall satisfy the requirements of the preceding sentence by furnishing to the Lead Senior Noteholder an Internal Revenue Service Form W-9 and (ii) if the Non-Lead Senior Noteholder or the Note A-B Holder is not created or organized under the laws of the United States, any state thereof or the District of Columbia, and if the payment of interest or other amounts by the Mortgage Loan Borrower is treated for United States income tax purposes as derived in whole or part from sources within the United States, the Non-Lead Senior Noteholder or the Note A-B Holder, as applicable, shall satisfy the requirements of the preceding sentence by furnishing to the Lead Senior Noteholder Internal Revenue Service Form W-8ECI, Form W-8IMY (with appropriate attachments) or Form W-8BEN or Form W-8BEN-E, as applicable, or successor forms, as may be required from time to time, duly executed by the Non-Lead Senior Noteholder or the Note A-B Holder, as applicable. The Lead Senior Noteholder shall not be obligated to make any payment hereunder to the Non-Lead Senior Noteholder or the Note A-B Holder in respect of its Note or otherwise until such Noteholder shall have furnished to the Lead Senior Noteholder the requested forms, certificates, statements or documents.

Section 33.                           Custody of Mortgage Loan Documents. The originals of all of the Mortgage Loan Documents (other than the Non-Lead Senior Note and Note A-B) shall be held by the Lead Senior Noteholder (or a custodian acting on behalf of the Lead Senior Noteholder) on behalf of the registered holders of the Notes. Notwithstanding anything to the contrary in this Agreement, upon a Securitization of the Lead Senior Note, the originals of all of the Mortgage Loan Documents (other than the Non-Lead Senior Note and Note A-B) shall be held by the custodian for the Lead Securitization.

Section 34.                               Notices. All notices required hereunder shall be given by (i) telephone (confirmed promptly in writing) or shall be in writing and personally delivered, (ii) sent by facsimile transmission (during business hours) if the sender on the same day sends a confirming copy of such notice by reputable overnight delivery service (charges prepaid), (iii) reputable overnight delivery service (charges prepaid) or (iv) certified United States mail, postage prepaid return receipt requested, and addressed to the respective parties at their addresses set forth on Exhibit B hereto, or at such other address as any party shall hereafter inform the other party by written notice given as aforesaid. All written notices so given shall be deemed effective upon receipt.

53

All notices and reports (including, without limitation, Asset Status Reports) required to be delivered hereunder by the Lead Senior Noteholder (or the Servicer on its behalf) to the Controlling Noteholder (or its Controlling Noteholder Representative), or by the Controlling Noteholder (or its Controlling Noteholder Representative) to the Lead Senior Noteholder (or the Servicer on its behalf), shall also be delivered by the applicable party to the Note A-B Holder.

Section 35.                              Broker. The Senior Noteholders and the Note A-B Holder represent to each other that no broker was responsible for bringing about this transaction.

Section 36.                               [Reserved]

Section 37.                               Certain Matters Affecting the Agent.

(a)                       The Agent may request and/or rely upon and shall be protected in acting or refraining from acting upon any officer’s certificate or assignment and assumption agreement delivered to the Agent pursuant to Section 20;

(b)                      The Agent may consult with counsel and any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such opinion of counsel;

(c)                       The Agent shall be under no obligation to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Noteholders pursuant to the provisions of this Agreement, unless it has received indemnity reasonably satisfactory to it;

(d)                      The Agent or any of its directors, officers, employees, Affiliates, agents or “control” persons within the meaning of the Act, shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by the Agent to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(e)                       The Agent shall not be bound to make any investigation into the facts or matters stated in any officer’s certificate or assignment and assumption agreement delivered to the Agent pursuant to Section 20; and

(f)                         The Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys but shall not be relieved of its obligations hereunder.

Section 38.                              Termination of Agent. The Agent may be terminated at any time upon ten (10) days prior written notice from the Lead Senior Noteholder. In the event that the Agent is terminated pursuant to this Section 38, all of its rights and obligations under this Agreement shall be terminated, other than any rights or obligations that accrued prior to the date of such termination.

The Agent may resign at any time upon notice, so long as a successor Agent, reasonably satisfactory to the Noteholders, has agreed to be bound by this Agreement and

54

perform the duties of the Agent hereunder. Natixis, as Initial Agent, may transfer its rights and obligations to the Servicer, as successor Agent, at any time without the consent of any Noteholder. Natixis, as Initial Agent, shall promptly and diligently attempt to cause such Servicer to act as successor Agent, and, if such Servicer declines to act in such capacity, shall promptly and diligently attempt to cause a similar servicer to act as successor Agent. The termination or resignation of such Servicer, as Servicer under the Servicing Agreement, shall be deemed a termination or resignation of such Servicer as Agent under this Agreement.

Upon a Securitization of the Lead Senior Note, the Certificate Administrator shall automatically become and be the Agent.

Section 39.                             Servicing of the Loan. Pursuant to the Servicing Agreement, the Master Servicer (whose identity may change from time to time as provided in the Servicing Agreement) will be appointed as the servicer of the Mortgage Loan and the Special Servicer (whose identity may change from time to time as provided in the Servicing Agreement) will be appointed as the special servicer of the Mortgage Loan, and the parties agree that the Master Servicer and Special Servicer will service the Mortgage Loan on behalf of each Noteholder pursuant to the Servicing Agreement and subject to the terms hereof. The Senior Noteholders shall not enter into any amendment to any Servicing Agreement that would materially and adversely affect the rights or interests of the Note A-B Holder without obtaining the Note A-B Holder’s prior written consent which shall not be unreasonably withheld, conditioned or delayed.Conflict. To the extent of any inconsistency between the Servicing Agreement, on one hand, and this Agreement (without regard to any references in this Agreement to the effect that a given defined term shall have the meaning of such defined term or an analogous term in the Servicing Agreement), on the other, this Agreement shall control.

Section 41.                              Resizing. Notwithstanding any other provision of this Agreement, for so long as Natixis or an Affiliate of Natixis (collectively, an “Original Entity”) is the owner of any Note (the “Owned Note”), such Original Entity shall have the right, subject to the terms of the Mortgage Loan Documents, to cause the Mortgage Loan Borrower to execute amended and restated notes or additional notes (in either case, “New Notes”) reallocating the principal and/or interest of the Owned Note to such New Notes; or severing the Owned Note into one or more further “component” notes in the aggregate principal amount equal to the then outstanding principal balance of the Owned Note provided that (i) the aggregate principal balance of all outstanding New Notes following such amendments is no greater than the aggregate principal of the Owned Note prior to such amendments, (ii) immediately after giving effect to such amendment, the weighted average interest rate of the Notes will be equal to the initial weighted average interest rate of the Notes immediately prior to such amendment, (iii) such reallocated or component notes shall be automatically subject to the terms of this Agreement, and (iv) the Original Entity holding the New Notes shall notify the Senior Noteholders, the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee in writing of such modified allocations and principal amounts. A New Note may be structured as a pari passu or senior/subordinate note. If the Lead Senior Noteholder so requests, the Original Entity holding the New Notes (and any subsequent holder of such Notes) shall execute a confirmation of the continuing applicability of this Agreement to the New Notes, as so modified. Except for the foregoing reallocation and for modifications pursuant to the Servicing Agreement (as discussed in Section 5), no Note may be modified or amended without the consent of its holder and the

55

consent of the other Noteholder. In connection with the foregoing (provided the conditions set forth in (i) through (iv), as certified by the Original Entity, on which certification the Master Servicer can rely), the Master Servicer is hereby authorized and directed to execute amendments to the Mortgage Loan Documents and this Agreement on behalf of any or all of the Noteholders, as applicable, solely for the purpose of reflecting such reallocation of principal and/or interest. If a New Note is created out of the Lead Senior Note, the Original Entity shall designate which Note will eligible for “control” during a Control Appraisal Period and the holders of all other New Notes will be treated as “Non-Controlling Senior Noteholders.” If a New Note is created out of the Lead Note, the Lead Senior Noteholder shall designate which Note will be in the Lead Securitization.

Pursuant to this Section 41 hereof, Natixis confirms the continuing applicability of this Agreement to the Note A-A-1, Note A-A-5 and Note A-A-6 following the amendment of the Original Note A-A-1, as so modified. Further, Natixis certifies as to each of the following: (i) the aggregate principal balance of the Note A-A-1, Note A-A-5 and Note A-A-6 following the amendment of the Original Note A-A-1 is no greater than the aggregate principal balance of the Original Note A-A-1 prior to such amendment; (ii) all Notes continue to have the same weighted average interest rate as the notes prior to such amendment of the Original Note A-A-1; (iii) all Notes pay pro rata and on a pari passu basis and Note A-A-1, Note A-A-5 and Note A-A-6 following the amendment of the Original Note A-A-1 are automatically subject to the terms of this Agreement; and (iv) the entities holding the Note A-A-1, Note A-A-5 and Note A-A-6 following the amendment of the Original Note A-A-1 have notified the Lead Securitization Noteholder, the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee in writing of such modified allocations and principal amounts of Note A-A-1, Note A-A-5 and Note A-A-6 following the amendment of the Original Note A-A-1.

[SIGNATURE PAGE FOLLOWS]

56

IN WITNESS WHEREOF, the Initial Noteholders have caused this Agreement to be duly executed as of the day and year first above written.

NATIXIS REAL ESTATE CAPITAL LLC, as Initial Note A-A-1 Holder

By:	/s/ Andrew Florio
Name: Andrew Florio
Title: Executive Director

By:	/s/ William Han
Name: William Han
Title: Director

70 Hudson Street – Amended and Restated Co-Lender Agreement

MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION, AS MASTER SERVICER ON BEHALF OF WILMINGTON TRUST, NATIONAL ASSOCIATION, AS TRUSTEE FOR THE BENEFIT OF THE REGISTERED HOLDERS OF BBCMS MORTGAGE TRUST 2022-C16, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2022-C16, as Initial Note A-A-2 Holder

By:	/s/ Scott Dunkley
Name: Scott Dunkley
Title: Vice President

70 Hudson Street – Amended and Restated Co-Lender Agreement

NATIXIS REAL ESTATE CAPITAL LLC, as Initial Note A-A-3 Holder

By:	/s/ Andrew Florio
Name: Andrew Florio
Title: Executive Director

By:	/s/ William Han
Name: William Han
Title: Director
NATIXIS REAL ESTATE CAPITAL LLC, as Initial Note A-A-4 Holder

By:	/s/ Andrew Florio
Name: Andrew Florio
Title: Executive Director

By:	/s/ William Han
Name: William Han
Title: Director
NATIXIS REAL ESTATE CAPITAL LLC, as Initial Note A-A-5 Holder

By:	/s/ Andrew Florio
Name: Andrew Florio
Title: Executive Director

By:	/s/ William Han
Name: William Han
Title: Director

70 Hudson Street – Amended and Restated Co-Lender Agreement

NATIXIS REAL ESTATE CAPITAL LLC, as Initial Note A-A-6 Holder

By:	/s/ Andrew Florio
Name: Andrew Florio
Title: Executive Director

By:	/s/ William Han
Name: William Han
Title: Director

70 Hudson Street – Amended and Restated Co-Lender Agreement

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.), as Initial Note A-B Holder

By:	/s/ Thomas J. Treacy
Name: Thomas J. Treacy
Title: Assistant Vice President

70 Hudson Street – Amended and Restated Co-Lender Agreement

EXHIBIT A

MORTGAGE LOAN SCHEDULE

A.       Description of Mortgage Loan:

Mortgage Loan:	70 Hudson Street
Mortgage Loan Borrower:	70 Hudson LLC
Date of the Mortgage Loan and the Mortgage:	February 11, 2022
Initial Principal Amount of Mortgage Loan:	$196,950,000
Location of Mortgaged Property:	70 Hudson Street, Jersey City, New Jersey 07302
Initial Maturity Date:	March 8, 2027

B.       Description of Notes:

Initial Note A-A-1 Principal Balance:	$36,000,000
Initial Note A-A-2 Principal Balance:	$48,000,000
Initial Note A-A-3 Principal Balance:	$12,000,000
Initial Note A-A-4 Principal Balance:	$12,000,000
Initial Note A-A-5 Principal Balance:	$6,000,000
Initial Note A-A-6 Principal Balance:	$6,000,000
Initial Note A-B Principal Balance:	$76,950,000
Initial Note A-A-1 Percentage Interest:	18.2788%
Initial Note A-A-2 Percentage Interest:	24.3717%

A-1

Initial Note A-A-3 Percentage Interest:	6.0929%
Initial Note A-A-4 Percentage Interest:	6.0929%
Initial Note A-A-5 Percentage Interest:	3.0465%
Initial Note A-A-6 Percentage Interest:	3.0465%
Initial Note A-B Percentage Interest:	39.0708%
Senior Note Rate:	3.1920%
Note A-B Rate:	3.1920%
Note Default Interest Spread:	a rate per annum equal to the lesser of (i) the Maximum Legal Rate, or (ii) five percent (5%) above the Interest Rate

A-2

EXHIBIT B

Initial Note A-A-1, Initial Note A-A-3 Holder, Initial Note A-A-4 Holder, Initial Note A-A-5 Holder and Initial Note A-A-6 Holder:

NATIXIS REAL ESTATE CAPITAL LLC

Notice Address:

Natixis Real Estate Capital LLC
1251 Avenue of the Americas
New York, New York 10020
Attention: Real Estate Administration
Facsimile: (212) 891-5777
Email: USCIBSAFAssetManagementTeam@natixis.com

with a copy to:

Natixis North America LLC
Office of the General Counsel
1251 Avenue of the Americas
New York, New York 10020

for legal notices, with a copy to:

CMBSlegal.notices@natixis.com

Initial Note A-A-2 Holder:

MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION, AS MASTER SERVICER ON BEHALF OF WILMINGTON TRUST, NATIONAL ASSOCIATION, AS TRUSTEE FOR THE BENEFIT OF THE REGISTERED HOLDERS OF BBCMS MORTGAGE TRUST 2022-C16, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2022-C16

Notice Address:

Midland Loan Services, a Division of PNC Bank, National Association

10851 Mastin Street, Suite 700

Overland Park, Texas 66210

Attention: Executive Vice President – Division Head

Facsimile: (888) 706-3565

with a copy to:

Stinson LLP

B-1

1201 Walnut Street, Suite 2900

Kansas City, Missouri 64106-2150

Attention: Kenda K. Tomes

Email: kenda.tomes@stinson.com

Facsimile: (816) 412-9338

Initial Note A-B Holder:

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)

Notice Address:

John Hancock Life Insurance Company (U.S.A.)

John Hancock Tower

197 Clarendon Street

Boston, Massachusetts 02116

Attention: Thomas J. Treacy

Facsimile: (617) 572-5040

with copies to:

John Hancock Life Insurance Company (U.S.A.)

John Hancock Tower

197 Clarendon Street

Boston, Massachusetts 02116

Attention: Jaime H. Dasque, Esq.

Facsimile: (617) 450-8081

and

John Hancock Life Insurance Company (U.S.A.)

John Hancock Tower

197 Clarendon Street

Boston, Massachusetts 02116

Attention: Arthur J. Francis

Facsimile: (617) 572-9699

and

White and Williams LLP

7 Times Square, Suite 2900

New York, New York 10036

Attention: Steven E. Coury, Esq.

Facsimile: (914) 487-7331

B-2

EXHIBIT C

PERMITTED FUND MANAGERS

Westbrook Partners

iStar Financial Inc.

Capital Trust

Archon Capital, L.P.

Whitehall Street Real Estate Fund, L.P.

The Blackstone Group

Normandy Real Estate Partners

Dune Real Estate Partners

AllianceBernstein

Rockwood

RREEF Funds

Hudson Advisors

Artemis Real Estate Partners

Apollo Real Estate Advisors

Colony Capital, Inc.

Praedium Group

Fortress Investment Group, LLC

Lonestar Opportunity Funds

Clarion Partners

Walton Street Capital, LLC

Starwood Financial Trust

BlackRock, Inc.

Eightfold Real Estate Capital, L.P.

Rialto Capital Management, LLC

Rialto Capital Advisors, LLC

Raith Capital Partners, LLC

C-1

SCHEDULE I

The Note A-A-1 PSA shall provide that:

(i)                              the Master Servicer and Trustee for such Securitization shall be required to notify the servicer, special servicer and trustee of each other Securitization of the amount of any P&I Advance it has made with respect to the Note included in such Securitization within two Business Days of making such advance;

(ii)                           if the Master Servicer or Trustee determines that a proposed P&I Advance, if made, or any outstanding P&I Advance previously made, would be, or is, as applicable, a nonrecoverable advance, the Master Servicer shall provide the other servicers written notice of such determination within 2 Business Days after such determination was made;

(iii)                        the Master Servicer shall remit all payments received (or advanced) with respect to the Non-Lead Senior Note, net of its Servicing Fee and any other applicable fees and reimbursements payable to the Master Servicer, the Special Servicer and the Trustee, to the Non-Lead Senior Noteholder on the applicable Master Servicer Remittance Date;

(iv)                       the Master Servicer agrees to make available to the master servicer under the Non-Lead Securitization Servicing Agreement the CREFC® Investor Reporting Package® (as defined in the Servicing Agreement) pursuant to the terms of the Servicing Agreement on a monthly basis on the applicable Master Servicer Remittance Date;

(v)                          the Master Servicer, any primary servicer, the Special Servicer and the Lead Trustee, certificate administrator or other party acting as custodian for the Lead Securitization shall be required to deliver (and shall be required to cause each other servicer and servicing function participant (within the meaning of Items 1123 and 1122, respectively, of Regulation AB) retained or engaged by it to deliver), to the parties to the Non-Lead Securitization Servicing Agreement, at its own expense, in a timely manner, the reports, certifications, compliance statements, accountants’ assessments and attestations, information to be included in reports (including, without limitation, Form 15G, Form 10K, Form 10D, Form 8K), and other materials specified in each of the other Servicing Agreements as the parties to the Non-Lead Securitization may require in order to comply with their obligations under the Securities Act of 1933, as amended, Securities Exchange Act of 1934 (including Rule 15Ga-1), as amended, and Regulation AB, and any other applicable law. Without limiting the generality of the foregoing, the Lead Senior Noteholder for a Lead Securitization shall provide in a timely manner to the depositor and the trustee for any prior Securitization a copy of the Servicing Agreement and each Lead Servicer (at the expense of the Lead Senior Noteholder) will be required, upon prior written request, to provide

Schedule I-1

to the depositor and the trustee for any prior Securitization any other information required to comply in a timely manner with applicable filing requirements under Items 1.01 and 6.02 of Form 8-K, any other disclosure information required pursuant to Regulation AB in a timely manner for inclusion in any disclosure document (and, with respect to the Servicing Agreement, for filing under Form 8-K), and with respect to the Lead Servicers, upon prior written request, market indemnification agreements, opinions and Regulation AB compliance letters as were or are being delivered with respect to the Lead Securitization. As used in this Agreement, “Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100-229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the United States Securities and Exchange Commission (the “Commission”) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time, in each case as effective from time to time as of the compliance dates specified therein. The Master Servicer, any primary servicer and the Special Servicer, upon prior written request, shall each be required to provide certification and indemnification to each Certifying Person with respect to the Sarbanes-Oxley Certification (or analogous terms) as such terms are defined in the Non-Lead Securitization Servicing Agreement;

(vi)                       the servicing duties of each of the Master Servicer and Special Servicer under the Servicing Agreement shall include the duty to service the Junior Note on behalf of the Junior Noteholder and to service the Non-Lead Senior Note on behalf of the related Trustees and related Certificate holders in accordance with the terms and provisions of this Agreement;

(vii)                    the related Collection Account and remit to the Holder of the Non-Lead Senior Note, within one (1) Business Day of receipt of properly identified funds, any amounts that represent late collections or principal prepayments on such Non-Lead Senior Note or any successor REO Property with respect thereto (exclusive of any portion of such amount payable or reimbursable to any third party in accordance with this Agreement), unless such amount would otherwise be included in the monthly remittance to the Holder of such Non-Lead Senior Note for such month; provided, however, that to the extent any such amounts are received after 3:00 p.m. Eastern time on any given Business Day, the Master Servicer shall use commercially reasonable efforts to remit such late collections or principal prepayments to the Non-Lead Master Servicer within one Business Day of receipt of properly identified funds but, in any event, the Master Servicer shall remit such amounts within two Business Days of receipt of properly identified funds;

(viii)                 the Non-Lead Senior Noteholder and Junior Noteholder is an intended third-party beneficiary in respect of the rights afforded it under the Servicing Agreement and each master servicer under a Non-Lead Securitization Servicing Agreement will be entitled to enforce the rights of the related Trustee

Schedule I-2

with respect to such Non-Lead Senior Note under this Agreement and the Servicing Agreement; and

(ix)                        each master servicer and special servicer under any Non-Lead Securitization Servicing Agreement shall be a third-party beneficiary of the Servicing Agreement with respect to all provisions therein expressly relating to compensation, reimbursement or indemnification of such master servicer or special servicer, as the case may be, and the provisions regarding coordination of Advances;

(x)                            it shall not be amended in a manner that materially and adversely affects the rights of the Non-Lead Senior Noteholder without their consent; and

(xi)                        satisfy Moody’s rating methodology as of the closing date of the Lead Securitization related to permitted investments and eligible accounts applicable to securities rated “Aaa” by Moody’s;

(xii)                      provide that, in connection with (A) any amendment of the Servicing Agreement, a party to such Servicing Agreement is required to provide a copy of the executed amendment to the depositor under the Non-Lead Securitization Servicing Agreement and one or more parties to the related Non-Lead Securitization Servicing Agreement (which may be by e-mail), together with a copy of such amendment in electronic format, no later than the effective date of such amendment, and (B) the termination, resignation and/or replacement of the Master Servicer or Special Servicer under the Servicing Agreement, the replacement “master servicer” or replacement “special servicer”, as applicable, is required to provide to the depositor under the Non-Lead Securitization Servicing Agreement and one or more parties to the related Non-Lead Securitization Servicing Agreement all disclosure about itself that is required to be included in Form 8-K no later than the date of effectiveness thereof;

(xiii)                   provide that “servicer termination events” (or any analogous term under the Servicing Agreement) include customary market termination events with respect to failure to make advances, failure to remit payments to the Non-Lead Senior Noteholder as required, failure to deliver (or cause to be delivered) materials or information required in order for the Non-Lead Senior Noteholder or the depositor under the Non-Lead Securitization Servicing Agreement to timely comply with its obligations under the Exchange Act, the Securities Act or Form SF-3, and for rating agency triggers with respect to any Certificates, subject to customary grace periods (provided that, in the case of failures related to the securities laws, such grace periods will not cause a depositor under the Non-Lead Securitization Servicing Agreement to fail to comply with the applicable provisions of such securities laws);

(xiv)                  provide that if the Non-Lead Senior Note becomes the subject of an “asset review” under the Non-Lead Securitization Servicing Agreement, the applicable parties to the Servicing Agreement are required to reasonably

Schedule I-3

cooperate with the related asset representations reviewer or other applicable party to the Non-Lead Securitization Servicing Agreement in connection with such asset review, including with respect to providing access to related underlying documents to the extent the asset representations reviewer or such other applicable party to the Non-Lead Securitization Servicing Agreement has not obtained such documents from the Non-Lead Senior Noteholder and such documents are in the possession of the applicable party to the Servicing Agreement; and

(xv)                     have provisions materially consistent with those set forth in the Model PSA with respect to:

(1)                                 servicing transfer events that would result in the transfer of the Mortgage Loan to special servicing status;

(2)                                 the authority of the servicers in the Note A-A-2 Securitization to grant or agree or consent to material modifications, waivers and amendments to the Mortgage Loan, or to approve material assignments and assumptions or material additional indebtedness in connection with the Mortgage Loan;

(3)                                 requirements to obtain an appraisal or appraisal update following a transfer of the Mortgage Loan to special servicing status and periodic updates thereof;

(4)                                duties of the special servicer in respect of foreclosure and the management of REO property; and

(5)                                 subject to various adjustments and caps provided for in the Note A-A-1 PSA (which shall be substantially similar to those set forth in the Note A-A-2 PSA), primary servicing, special servicing, workout and liquidation fees, provided, however, that (1) this clause (xv) shall not be construed to prohibit differences in timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificate holder or investor voting or consent thresholds, or to prohibit or restrict additional approval, consent, consultation, notice or rating agency confirmation requirements; and (2) in the event of any conflict between this sentence and any other provision of this Agreement, such other provision of the Agreement shall control.

Schedule I-4

SCHEDULE II

Each Non-Lead Securitization Servicing Agreement shall contain provisions to the effect that:

(i)                              the applicable master servicer and trustee for such Securitization shall be required to notify the master servicer, special servicer and trustee of each other Securitization of the amount of any P&I Advance it has made with respect to the Note included in such Securitization within two Business Days of making such advance;

(ii)                           if the applicable master servicer, special servicer or trustee determines that a proposed P&I Advance, if made, or any outstanding P&I Advance previously made, would be, or is, as applicable, a nonrecoverable advance, the master servicer shall provide the other servicers written notice of such determination within 2 Business Days after such determination was made;

(iii)                         in the event the Non-Lead Senior Noteholder is responsible for its proportionate share of any nonrecoverable advances (or any other portion of a nonrecoverable advance) (and advance interest thereon) or other fee or expense, and funds received with respect to the Non-Lead Senior Note are insufficient to cover such amounts, (x) the related master servicer will be required to pay the Master Servicer, Special Servicer or Lead Trustee, as applicable, out of general funds in the collection account (or equivalent account) established under the Non-Lead Securitization Servicing Agreement and (y) if the Lead Servicing Agreement permits the Master Servicer, Special Servicer or Lead Trustee to pay itself from the general account of the trust established under the Lead Securitization, then the master servicer under the Non-Lead Securitization Servicing Agreement will be required to reimburse the trust established under the Lead Securitization out of general funds in the collection account (or equivalent account) established under the Non-Lead Securitization Servicing Agreement;

(iv)                      each of the Master Servicer and the Special Servicer shall be indemnified (as and to the extent the trust established under the Lead Securitization is required to indemnify each such party) against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses, incurred in connection with any PSA that relate solely to its servicing of the Mortgage Loan, as applicable, and the master servicer under the Non-Lead Securitization Servicing Agreement will be required to reimburse the Master Servicer, Special Servicer or Lead Trustee, as applicable, out of general funds in the collection account (or equivalent account) established under the Non-Lead Securitization Servicing Agreement for the Non-Lead Noteholder proportionate share of such amounts;

(v)                         each of the trustee and the master servicer under the Non-Lead Securitization Servicing Agreement, as applicable, shall acknowledge that,

Schedule II-1

(i) each of the Master Servicer and the Lead Trustee will be a third party beneficiary under the Non-Lead Securitization Servicing Agreement with respect to any provisions therein relating to (1) the reimbursement for the Non-Lead Noteholder’s proportionate share of any nonrecoverable advances made with respect to such Non-Lead Senior Note by the Master Servicer or the Lead Trustee and (2) as to the Master Servicer only, the indemnification of the Master Servicer against the Non-Lead Noteholder’s proportionate share of any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses, incurred in connection with any Servicing Agreement or Non-Lead Securitization Servicing Agreement and relating to the Non-Lead Senior Note and (ii) the Special Servicer will be a third party beneficiary under the Non-Lead Securitization Servicing Agreement with respect to any provisions therein relating to (1) the reimbursement for the Non-Lead Noteholder’s proportionate share of any nonrecoverable advances made with respect to the Non-Lead Senior Note by the Special Servicer (it being understood that the Special Servicer is not required to make any Advances) and (2) the indemnification of the Special Servicer against the Non-Lead Noteholder’s proportionate share of any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses, incurred in connection with any Servicing Agreement or Non-Lead Securitization Servicing Agreement and relating to such Non-Lead Senior Note; and

(vi)                       the Master Servicer and the Special Servicer shall be third party beneficiaries of the foregoing provisions.

Schedule II-2